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Exhibit 4.11

UNIVERSAL COMPRESSION, INC.

AND

THE BANK OF NEW YORK,
Trustee

INDENTURE

Dated as of May 27, 2003

7 1/4% SENIOR NOTES DUE 2010

CROSS-REFERENCE SHEET

Provisions of the Trust Indenture Act of 1939
and the Indenture

Trust Indenture Act Section		Indenture Section
§310	(a)(1)	5.7
	(a)(2)	5.7
	(b)	5.4, 5.8, 5.9(d)(i)
§311		5.4
§312		6.1
	(b)	6.1
§313		1.1
	(a)	6.2
	(b)	6.2
	(c)	6.2
§314	(a)(4)	9.8(a), 9.9
	(c)	13.1
	(e)	13.1
§315	(a)	5.2
	(b)	5.1
§315	(c)	5.2
	(d)	5.2
	(e)	5.9(d)
§316
	(a)(1)(B)	9.11
	(c)	13.3(d)
§318	(c)	13.10(b)

This Cross-Reference Sheet shall not, for any purpose,
be deemed to be a part of the Indenture.

v

        INDENTURE, dated as of May 27, 2003 between UNIVERSAL COMPRESSION, INC., a Texas corporation (hereinafter called the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, trustee (hereinafter called the "Trustee").

RECITALS OF THE COMPANY

        WHEREAS, the Company desires to issue 7 1/4% Senior Notes due 2010, the issuance of which was authorized by or pursuant to resolution of the Board of Directors of the Company; and

        WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

        For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

 SECTION 1.1    Definitions.

        "ABS Lease Facility" means the operating lease facility for which UCO Compression is the lessee under the Master Equipment Lease Agreement, dated as of December 31, 2002, between UCO Compression and BRL Universal Compression Funding I 2002, L.P., a Delaware limited partnership, and the agreements related thereto which collectively provide financing capacity of up to $200 million for UCO Compression as such agreements may be amended, restated, modified, renewed or supplemented.

        "ABS Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of Indebtedness specified in clause (v) of the definition of Indebtedness that does not (a) result in an increase in the aggregate principal amount of Indebtedness being Refinanced reflected, as of the date of the proposed Refinancing, on the Company's consolidated balance sheet as of the end of the most recent fiscal quarter prior to such Refinancing (plus accrued interest and plus the amount of any premium and reasonable fees, expenses and other amounts payable by the Company or any of the Restricted Subsidiaries in connection with such Refinancing) or (b) create Indebtedness with (i) a final maturity earlier than six months following the final maturity of the Notes or (ii) an effective interest rate per annum that is higher than the interest rate per annum on the Notes.

        "Acceleration Notice" has the meaning specified in Section 4.2.

        "Acquired Indebtedness" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with the Company or any of the Company's Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

        "Act," when used with respect to any Holder, has the meaning specified in Section 13.3.

        "Add-On Notes" means, subject to the Company's compliance with Section 9.14, 7 1/4% Senior Notes due 2010 issued from time to time after the Issue Date under the terms of this Indenture (other than pursuant to Section 2.6, 2.7, 2.9 or 10.7 of this Indenture and other than Exchange Notes or Private Exchange Notes issued pursuant to an exchange offer for other Notes outstanding under this Indenture).

        "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the Properties of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under the Guarantee of such Guarantor at such date.

        "Affiliate" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing.

        "Agent Members" has the meaning specified in Section 2.1(b) of the Appendix.

        "Appendix" has the meaning specified in Section 2.1.

        "Asset Acquisition" means (a) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (b) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business, sales of equipment pursuant to purchase options entered into by the Company or a Restricted Subsidiary of the Company in the ordinary course of business, sales of inventory in the ordinary course of business or payments or dispositions of cash or Cash Equivalents in the ordinary course of business), assignment or other transfer for value by the Company or any of its Restricted Subsidiaries (excluding any Lien granted in accordance with Section 9.10 hereof) to any Person other than the Company or a Restricted Subsidiary of the Company, in a single transaction or series of related transactions, of (a) any Capital Stock of any Restricted Subsidiary of the Company; or (b) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; provided, however, that Asset Sales shall not include (i) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.0 million, (ii) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Article VII herunder, (iii) a Restricted Payment permitted under Section 9.13 hereof and (iv) dispositions of damaged, obsolete or worn out property in the ordinary course of business.

        "Board of Directors" means, as to any Person, the board of directors, management committee or other bodies governing the management of such Person or the general partner of such Person or any duly authorized committee thereof.

        "Board Resolution" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the Trustee.

        "BRL Lease Facility" means the operating lease facility relating to the Company under the Equipment Lease Agreement, dated as of February 9, 2001, as amended by the first and second amendments thereto, between the Company and BRL Universal Equipment 2001 A, L.P., a Delaware limited partnership, and the agreements related thereto that collectively provided financing to the Company in an aggregate amount of $532.2 million as such agreements may be amended, restated, modified, renewed or supplemented.

        "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the Borough of Manhattan, The City of New York, New York, or the city in which the Trustee's Corporate Trust Office is located, are authorized or obligated by law or executive order to close.

        "Capitalized Lease Obligation" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

        "Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and (ii) with respect to any Person that is not a corporation, any and all partnership or other equity interests of such Person.

        "Cash Equivalents" means (i) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Services, a division of McGraw Hill, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's"); (iii) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $500,000,000; (v) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iv) above; (vi) investment grade paper that matures six months or less from the date of purchase and that is rated less than A-1 from S&P or P-1 from Moody's, not to exceed $20 million; (vii) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (i) through (v) above; and (viii) investments made by Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities of such jurisdiction having correlative attributes to the foregoing.

        "Change of Control" means the occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions, but other than by the granting of a Lien in accordance with this Indenture or by way of consolidation or merger permitted pursuant to Article VII of this Indenture) of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person or "group" (as defined in Section 13(d)(3) of the Exchange Act) (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders; (ii) the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture); (iii) any Person or "group" within the meaning of Section 13(d) of the Exchange Act (other than the Permitted Holders) shall become the "beneficial owner" as defined in Rule 13d-3 under the Exchange Act, of shares representing at least a majority of the aggregate voting power represented by the Capital Stock of the Company; or (iv) the replacement of a majority of the Board of Directors of the Company or Holdings over a two-year period from the directors who constituted the Board of Directors of the Company or Holdings, as the case may be, at the beginning of such period, and such replacement shall not have been approved by either (A) a vote of at least a majority of the Board of Directors of the Company or Holdings, as the case may be, then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved or (B) in the case of the Board of Directors of the Company, Holdings.

        "Change of Control Notice" has the meaning specified in Section 9.15(c).

        "Change of Control Offer" has the meaning specified in Section 9.15(a).

        "Change of Control Payment Date" has the meaning specified in Section 9.15(c).

        "Change of Control Purchase Price" has the meaning specified in Section 9.15(a).

        "Code" shall mean the Internal Revenue Code of 1986, as amended, as now or hereafter in effect, together with all regulations, rulings and interpretations thereof or thereunder issued by the Internal Revenue Service.

        "Commission" or "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

        "Common Stock" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

        "Company" means the Person named as the "Company" in the first paragraph of this Indenture, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

        "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, its President, any Vice President, its Treasurer or an Assistant Treasurer, and delivered to the Trustee.

        "Consolidated EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of (i) Consolidated Net Income and (ii) to the extent Consolidated Net Income has been reduced thereby, (A) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to the extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions outside the ordinary course of business), (B) Consolidated Interest Expense, (C) Consolidated Rental Expense, (D) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period, all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP, and (E) any expense of the Company or its Restricted Subsidiaries incurred in connection with the overhaul of equipment that can be reclassified as a capital expenditure in accordance with GAAP.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to (i) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period and (ii) any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any Consolidated EBITDA (including any pro forma expense and cost reductions that have occurred or are reasonably expected to occur, in the reasonable judgment of the chief financial officer of the Company, whether or not those reductions could be reflected in pro forma financial statements prepared on a basis consistent with Regulation S-X under the Securities Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) occurred on the first day of the Four Quarter Period. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio," (1) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and (2) notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person for any period, the sum, without duplication, of (i) Consolidated Interest Expense, (ii) Consolidated Rental Expense, and (iii) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person for any period, the sum of, without duplication: (i) the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, including without limitation, (a) any amortization of debt discount and amortization or write-off of deferred financing costs, (b) the net costs under Interest Swap Obligations and Currency Agreements, (c) all capitalized interest and (d) the interest portion of any deferred payment obligation, and (ii) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; excluding, however, any amount of such interest expense of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (d) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (d) of the definition thereof).

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided that there shall be excluded therefrom (without duplication) (a) after-tax gains or losses from Asset Sales, (b) after-tax items classified as extraordinary or nonrecurring gains or losses, (c) the net income (but not loss) of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise, except for any dividends or distributions actually paid by such Restricted Subsidiary to the referent Person, (d) the net income (but not loss) of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person, (e) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) and (f) the cumulative effect of a change in accounting principles.

        "Consolidated Non-cash Charges" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses, including extraordinary, unusual or non-recurring expenses, of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges which require an accrual of or a reserve for cash charges for any future period).

        "Consolidated Rental Expense" means, with respect to any Person, for any period, the aggregate of the rental expense of such Person and its Restricted Subsidiaries related to Operating Lease Facilities of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis.

        "Corporate Trust Office" means the principal corporate trust office of the Trustee, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, 8W, New York, New York 10286, Attention: Corporate Trust Administration.

        "Credit Agreement" means the Credit Agreement dated as of February 9, 2001, among the Company and the lenders party thereto in their capacities as lenders thereunder and Wachovia Bank, National Association (formerly known as First Union National Bank), as agent, together with the documents related thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement and the ABS Lease Facility) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Depository" has the meaning specified in Section 1.1 of the Appendix.

        "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which a Board Resolution of the Company or a Restricted Subsidiary is required to be delivered under this Indenture, a member of the Board of Directors of the Company or the Restricted Subsidiary who does not have any material direct or indirect financial interest (other than an interest arising solely from the beneficial ownership of Capital Stock of the Company or such Restricted Subsidiary, as the case may be) in or with respect to such transaction or series of transactions.

        "Disqualified Capital Stock" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, is convertible or exchangeable for Indebtedness or Disqualified Capital Stock, or is redeemable at the sole option of the holder thereof on or prior to the first anniversary of the final maturity date of the Notes, provided that any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the stated maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Sections 9.15 and 9.16 of this Indenture, respectively, and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to such covenants.

        "Equity Offering" has the meaning specified in Section 10.8.

        "Event of Default" has the meaning specified in Section 4.1.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended and any successor act thereto.

        "Exchange Notes" has the meaning specified in Section 1.1 of the Appendix.

        "Existing Notes" means the Company's 9 7/8% Senior Discount Notes due 2008 that were issued on February 20, 1998.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

        "Federal Bankruptcy Code" means the United States Bankruptcy Code of Title 11 of the United States Code, as amended from time to time.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the Company (i) whose jurisdiction of incorporation is other than the United States of America, any state thereof, the District of Columbia or any possession thereof and (ii) which derives substantially all of its income from jurisdictions other than the United States of America.

        "Four Quarter Period" has the meaning specified in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Funding Guarantor" has the meaning specified in Section 14.5.

        "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which were in effect as of the Issue Date, provided, however, that all reports and other financial information provided by the Company to the Holders or the Trustee shall be prepared in accordance with GAAP as in effect on the date of such report or other financial information.

        "Global Note" has the meaning specified in Section 2.1(a) of the Appendix.

        "Guarantee" means a guarantee of the payment of the Notes in accordance with the terms of this Indenture.

        "Guarantor" means each of the Company's Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of this Indenture.

        "Guaranty Agreement" means a supplemental indenture, in a form satisfactory to the Trustee, pursuant to which a Guarantor guarantees the Company's obligations with respect to the Notes on the terms provided for in this Indenture.

        "Holder" means a Person in whose name a Note is registered in the Security Register.

        "Holdings" means Universal Compression Holdings, Inc., a Delaware corporation.

        "Indebtedness" means with respect to any Person on any date of determination (without duplication):

          (i)  the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable,

         (ii)  all Capitalized Lease Obligations of such Person,

        (iii)  all Obligations of such Person issued or assumed as the deferred purchase price of property acquired by such Person or services received by such Person, all conditional sale obligations and all Obligations under any title retention agreement (but excluding (i) trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 120 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted) and (ii) Obligations under long-term service or supply contracts which require minimum periodic payments provided that any such service or supply contracts have terms that are no less favorable to such Person than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of such Person),

        (iv)  all Obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction,

         (v)  Obligations of such Person in respect of the ABS Lease Facility, regardless of whether the obligations are reflected on such Person's balance sheet;

        (vi)  guarantees and other contingent obligations in respect of Indebtedness of other Persons of the type referred to in clauses (i) through (v) above and clause (viii) below to the extent such Indebtedness is so guaranteed, other than endorsements, with recourse, of negotiable instruments in the ordinary course of business,

       (vii)  all Obligations of any other Person of the type referred to in clauses (i) through (v) above which are secured by any lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the fair market value of such property or asset and the amount of the Obligation so secured,

      (viii)  all Obligations of such Person under Currency Agreements and Interest Swap of such Person other than hedging arrangements that are entered into in the ordinary course of business and not for speculative purposes as determined in good faith by the Board of Directors of the Company or the chief financial officer of the Company, and

        (ix)  all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any, provided, however, Indebtedness shall not include any liability for Federal, state, local and other taxes owed or owing by such Person.

        Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

        For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the accreted value of such indebtedness.

        "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

        "Initial Notes" has the meaning specified in Section 1.1 of the Appendix.

        "Insolvency or Liquidation Proceeding" means, with respect to any Person, (a) an insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization proceeding or other similar case or proceeding in connection therewith, relating to such Person or to its creditors, as such, or its assets, (b) any liquidation, dissolution or other winding-up of such Person, whether voluntary or involuntary, or (c) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of such Person.

        "Interest Payment Date" means, with respect to any Note, the Stated Maturity of an installment of interest on the Note.

        "Interest Swap Obligations" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

        "Investment" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee but excluding commission, travel and similar advances to officers and employees made in the ordinary course of business) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude (i) extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company or such Restricted Subsidiary, as the case may be, and (ii) the acquisition of Capital Stock, securities or other properties or assets by the Company or any of its Restricted Subsidiaries for, and to the extent, consideration consisting of Capital Stock of the Company. For the purposes of Section 9.13, (i) "Investment" shall (A) include and be valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (B) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary and (ii) the amount of any Investment shall be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the payment of dividends or distributions in connection with such Investment or any other amounts received in respect of such Investment; provided that no such payment of dividends or distributions or receipt of any such other amounts shall reduce the amount of any Investment if such payment of dividends or distributions or receipt of any such amounts would be included in Consolidated Net Income. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, the Company no longer owns, directly or indirectly, greater than 50% of the Common Stock of such Restricted Subsidiary, the Company shall be deemed to have made an investment on the date of such sale equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means May 27, 2003.

        "Lien" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

        "Maturity" means, with respect to any Note, the date on which any principal of such Note becomes due and payable as provided therein or herein, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

        "Moody's" has the meaning specified in the definition of "Cash Equivalents."

        "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the

Company or any of its Restricted Subsidiaries from such Asset Sale net of (a) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales or brokerage commissions), (b) net taxes paid or payable as a result of such Asset Sale, (c) repayment of Indebtedness that is required to be repaid in connection with such Asset Sale, (d) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets which are subject to such Asset Sale and (e) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

        "Net Proceeds Offer" has the meaning specified in Section 9.16(c).

        "Net Proceeds Offer Amount" has the meaning specified in Section 9.16(c).

        "Net Proceeds Offer Trigger Date" has the meaning specified in Section 9.16(c).

        "Net Proceeds Payment Date" has the meaning specified in Section 9.16(f).

        "Notes" has the meaning specified in Section 1.1 of the Appendix. For purposes of this Indenture, the term "Notes" shall, except where the context otherwise requires, include the Guarantees, if any.

        "Obligations" means all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

        "Offered Price" has the meaning specified in Section 9.16(c).

        "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person or any other officer designated by the Board of Directors serving in a similar capacity.

        "Officers' Certificate" means a certificate signed by an Officer of the Company and delivered to the Trustee.

        "Operating Lease Facility" means the ABS Lease Facility, the BRL Lease Facility and any similar operating lease facility or financing arrangements established after the Issue Date.

        "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, including an employee of the Company.

        "Outstanding," when used with respect to Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

        (a)   Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

        (b)   Notes, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of Notes; provided that, if the Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

        (c)   Notes, except to the extent provided in Sections 11.2 and 11.3, with respect to which the Company has effected defeasance and/or covenant defeasance as provided in Article XI;

        (d)   Notes which have been paid pursuant to Section 2.7 or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands the Notes are valid obligations of the Company; and

        (e)   Notes irrevocably tendered to the Company pursuant to an offer to purchase made by the Company for whose payment money in the necessary amount has been theretofore deposited with the Trustee or any depositary (other than the Company) in trust; provided that the Company has waived any conditions to its obligation to purchase the Notes pursuant to such offer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, and for the purpose of making the calculations required by TIA Section 313, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Any Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor.

        "Pari Passu Indebtedness" means any Indebtedness of the Company that is pari passu in right of payment to the Notes.

        "Paying Agent" has the meaning specified in Section 2.3.

        "Permitted Holder(s)" means any of Holdings, Weatherford International, Inc. and their respective Affiliates.

        "Permitted Indebtedness" means, without duplication, each of the following:

        (i)    Indebtedness under the Notes (excluding any Add-On Notes), this Indenture and the Guarantees, if any;

        (ii)   additional Indebtedness of the Company and its Restricted Subsidiaries under Credit Facilities in a principal amount outstanding under this clause (ii) at any time not to exceed $165 million;

        (iii)  other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date, reduced by the amount of any scheduled amortization payments or mandatory prepayments (in each case when actually paid) or permanent reductions thereon;

        (iv)  Interest Swap Obligations of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries and Interest Swap Obligations of any Restricted Subsidiary of the Company covering Indebtedness of such Restricted Subsidiary and its Restricted Subsidiaries; provided, however, that such Interest Swap Obligations are entered into to protect the Company and its Restricted Subsidiaries from fluctuations in interest rates on Indebtedness permitted by this Indenture to the extent the notional principal amount of such Interest Swap Obligation does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligation relates;

        (v)   Indebtedness under Currency Agreements; provided that in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

        (vi)  Indebtedness of a Restricted Subsidiary of the Company to the Company or to another Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company; provided that if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or holds a Lien, other than pursuant to the Credit Facilities, in respect of such Indebtedness, such date shall be deemed the date of the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

        (vii) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien other than pursuant to the Credit Facilities; provided that (a) any Indebtedness of the Company to any Restricted Subsidiary of the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company owns or holds any such Indebtedness or any Person, other than pursuant to the Credit Facilities, holds a Lien in respect of such Indebtedness, such date shall be deemed the date of the incurrence of Indebtedness not constituting Permitted Indebtedness by the Company;

        (viii) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within three Business Days of incurrence;

        (ix)  Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for workers' compensation claims, payment obligations in connection with self-insurance or similar requirements in the ordinary course of business;

        (x)   Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business not to exceed $20.0 million at any one time outstanding;

        (xi)  Indebtedness (A) in respect of performance, surety or appeal bonds or letters of credit provided in the ordinary course of business, or (B) arising, from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing any such obligations of the Company or any of its Restricted Subsidiaries, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (excluding herefrom any guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any of its Restricted Subsidiaries in connection with such disposition;

        (xii) Indebtedness of the Company or any of its Restricted Subsidiaries, to the extent the net proceeds thereof are substantially contemporaneously (A) used to purchase Notes tendered in a Change of Control Offer or (B) deposited to defease the Notes pursuant to Article XI of this Indenture;

        (xiii)     guarantees of Indebtedness of the Company or any of its Restricted Subsidiaries by any Restricted Subsidiary provided the guarantee of such Indebtedness is permitted by and made in accordance with Section 9.12 of this Indenture; and guarantees of Indebtedness of any Restricted Subsidiary of the Company by the Company provided that such Indebtedness is permitted by Section 9.14 of this Indenture;

        (xiv) Refinancing Indebtedness and ABS Refinancing Indebtedness; and

        (xv) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $25.0 million at any one time outstanding.

        "Permitted Investments" means:

        (i)    Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Restricted Subsidiary of the Company or that will merge or consolidate into the Company or a Restricted Subsidiary of the Company;

        (ii)   Investments in the Company by any Restricted Subsidiary of the Company; provided that any Indebtedness evidencing such Investment in the Company is unsecured and subordinated, pursuant to a written agreement, to the Company's obligations under the Notes and this Indenture;

        (iii)  Investments in cash and Cash Equivalents;

        (iv)  loans and advances to employees and officers of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $5.0 million at any one time outstanding;

        (v)   Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture, including without limitation margin deposits made pursuant thereto;

        (vi)  Investments in Unrestricted Subsidiaries and joint ventures not to exceed $7.5 million at any one time outstanding;

        (vii) Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

        (viii)     Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with Section 9.16;

        (ix)  Investments made through the issuance of Qualified Capital Stock;

        (x)   Investments made by Holdings and contributed to the Company or its Restricted Subsidiaries;

        (xi)  Investments existing on the Issue Date.

        (xii) Investments in capital stock or evidences of indebtedness received in connection with the settlement of bona fide litigation; and

        (xii) other Investments not to exceed $10.0 million at any one time outstanding.

        "Permitted Liens" means the following types of Liens:

        (i)    Liens existing on the Issue Date;

        (ii)   Liens in respect of, required by or incurred in accordance with any Credit Facilities;

        (iii)  Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) being contested in good faith by appropriate proceedings;

        (iv)  statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith;

        (v)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance bonds, surety bonds, return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

        (vi)  Liens arising by reason of any judgment, decree or order of any court but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

        (vii) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

        (viii)     Liens representing the interest or title of a lessor under any Capitalized Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

        (ix)  Liens upon specific items of inventory or other goods and proceeds of the Company or any of its Restricted Subsidiaries securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

        (x)   Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

        (xi)  Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

        (xii) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

        (xiii)     Liens securing Capitalized Lease Obligations and Purchase Money Indebtedness permitted pursuant to Section 9.14; provided, however, that in the case of Purchase Money Indebtedness (A) the Indebtedness shall not exceed the cost of such property or assets and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than the property and assets so acquired or constructed and (B) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a Refinancing of any Purchase Money Indebtedness, within 180 days of such Refinancing;

        (xiv) Liens securing Indebtedness under Currency Agreements;

        (xv) Liens securing Acquired Indebtedness incurred in accordance with Section 9.14; provided that (A) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and (B) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company;

        (xvi) Liens securing Refinancing Indebtedness, provided that such Liens extend to or cover only the property or assets currently securing the Indebtedness being Refinanced; and

        (xvii)     other Liens of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $5.0 million at any one time outstanding.

        "Person" means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

        "Predecessor Notes" of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.7 hereof in exchange for a mutilated Note or in lieu of a lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

        Preferred Stock" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

        "Private Exchange Notes" has the meaning specified in Section 1.1 of the Appendix.

        "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, Capital Stock in any other Person.

        "Purchase Money Indebtedness" means Indebtedness of the Company and its Restricted Subsidiaries incurred in the normal course of business for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement, of property or equipment.

        "Purchase Notice" has the meaning set forth in Section 9.16(e).

        "Qualified Capital Stock" means any Capital Stock that is not Disqualified Capital Stock.

        "Redemption Date," when used with respect to any Note to be redeemed, in whole or in part, means the date fixed for such redemption by or pursuant to this Indenture.

        "Redemption Price," when used with respect to any Note to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

        "Reference Date" has the meaning specified in Section 9.12.

        "Refinance" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

        "Refinancing Indebtedness" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with Section 9.14 (other than pursuant to clause (ii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xii), (xiii) or (xv) of the definition of Permitted Indebtedness), in each case (other than Refinancing Indebtedness incurred to Refinance all of the Notes) that does not (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest and plus the amount of any premium and reasonable fees, expenses and other amounts payable by the Company or any of its Restricted Subsidiaries in connection with such Refinancing) or (2) create Indebtedness with (A) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (B) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (x) if such Indebtedness being Refinanced is Indebtedness solely of the Company (other than Refinancing Indebtedness incurred to Refinance all of the Notes), then such Refinancing Indebtedness shall be Indebtedness solely of the Company and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

        "Registrar" or "Securities Registrar" has the meaning specified in Section 2.3.

        "Registration Rights Agreement" has the meaning specified in Section 1.1 of the Appendix.

        "Regular Record Date" for the interest payable on any Interest Payment Date means May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

        "Replacement Assets" means either (x) properties and assets that replace the properties and assets that were the subject of the Asset Sale or (y) any properties or assets that will be used or are useful in our business or the business of our Restricted Subsidiaries as existing on the Issue Date or in businesses similar or reasonably related thereto or in the capital stock of any entity a majority of whose assets consists of the properties or assets described under (x) or (y).

        "Responsible Officer," when used with respect to the Trustee, means any Vice President, any assistant vice president, any senior trust officer, any trust officer or assistant trust officer in the corporate trust department of the Trustee, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

        "Restricted Payment" has the meaning specified in Section 9.13.

        "Restricted Subsidiary" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

        "S&P" has the meaning specified in the definition of "Cash Equivalents."

        "SEC" means the Securities and Exchange Commission.

        "Securities Act" means the Securities of 1933, as amended, and any successor statute.

        "Securities Custodian" has the meaning specified in Section 1.1 of the Appendix.

        "Security Register" has the meaning specified in Section 2.3.

        "Significant Subsidiary," with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1.02(w) of Regulation S-X under the Securities Act.

        "Stated Maturity" means, when used with respect to any Note or any installment of interest thereon, the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

        "Subordinated Indebtedness" means Indebtedness of the Company that is expressly subordinated in right of payment to the Notes or the Guarantees.

        "Subsidiary," with respect to any Person, means (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or (ii) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

        "Surviving Entity" has the meaning specified in Section 7.1(a).

        "Tax Sharing Agreement" means the tax sharing agreement between the Company and Holdings as in effect on the date hereof, and as thereafter modified in any way not adverse to the Company or the Holders.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939, as amended and in force at the date as of which this Indenture was executed, except as provided in Section 8.5.

        "Transaction Date" has the meaning specified in the definition of "Consolidated Fixed Charge Coverage Ratio."

        "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

        "UCO Compression" means UCO Compression 2002 LLC, a Delaware limited liability company and a wholly owned subsidiary of the Company.

        "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

        "Unrestricted Subsidiary" of any Person means (i) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors of such Person may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that (x) the Company certifies to the Trustee that such designation complies with Section 9.13 and (y) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if immediately before and immediately after giving effect to such designation, (A) the Company or its Restricted Subsidiaries could incur the Indebtedness of such Unrestricted Subsidiary under Section 9.14 and (B) no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" has the meaning specified in Section 11.4(a).

        "Vice President," when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president."

        "Voting Stock" of a person means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not, at the time, stock of any other class or classes would have voting power by reason of the happening of any contingency).

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

 SECTION 1.2    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes and the Guarantees, if any,

        "indenture security holder" means a Holder,

        "indenture to be qualified" means this Indenture,

        "indenture trustee" or "institutional trustee" means the Trustee, and

        "obligor" on the indenture securities means the Company, the Guarantors, if any, or any other obligor on the Notes or the Guarantees, if any.

        All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

 SECTION 1.3    Rules of Construction.

        For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

        (a)   the terms defined in this Article or the Appendix have the meanings assigned to them in this Article or the Appendix, as the case may be, and include the plural as well as the singular;

        (b)   all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

        (c)   the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; references to any Article, Section or Exhibit are references to Articles, Sections and Exhibits in or to this Indenture unless otherwise specified; and the term "including" embraces the words "without limitation;"

        (d)   unless the context otherwise requires, the word "or" is not exclusive;

        (e)   provisions apply to successive events and transactions; and

        (f)    references to agreements and other instruments include subsequent amendments and waivers but only to the extent not prohibited by this Indenture.

ARTICLE II

THE NOTES

 SECTION 2.1    Form and Dating.

        Provisions relating to the Initial Notes, the Private Exchange Notes and the Exchange Notes are set forth in the Rule 144A/Regulation S Appendix attached hereto (the "Appendix"), which is hereby incorporated in and expressly made part of this Indenture. The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit 1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Notes, the Private Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A-1 to the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Note shall be dated the date of its authentication. The terms of the Notes set forth in the Appendix are part of the terms of this Indenture.

 SECTION 2.2    Execution and Authentication.

        At least one Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be impressed, affixed, imprinted or reproduced on the Notes and, if the Company so elects, it may be in facsimile form.

        If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

        On the Issue Date, the Trustee shall authenticate and deliver $175 million of Initial Notes, and, at any time and from time to time thereafter, the Trustee shall authenticate and deliver Notes for original issue in an aggregate principal amount specified in such order, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of an issuance of Add-On Notes pursuant to Section 2.13 after the Issue Date, shall certify that such issuance is in compliance with Section 9.14.

        Prior to authentication and delivery of such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive, and shall be fully protected in relying upon:

        (i)    an Officers' Certificate pursuant to Section 13.01 that all conditions precedent provided for in this Indenture have been complied with; and

        (ii)   an Opinion of Counsel stating:

          (1)   that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws relating to or affecting creditors' rights and by general principles of equity and similar matters; and

          (2)   that the execution and delivery by the Company of such Notes does not violate any statute, rule or regulation of the United States of America, the State of New York, the State of Texas or the General Corporation Laws of the State of Delaware.

        The Trustee shall have the right to decline to authenticate and deliver any Notes under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

        The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate the Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

 SECTION 2.3    Registrar and Paying Agent.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the "Registrar" or "Securities Registrar") and an office or agency where Notes may be presented for payment (the "Paying Agent"). The Registrar shall keep a register of the Notes (the "Security Register") and of their transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

        The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 5.6. The Company or any Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

        The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

 SECTION 2.4    Paying Agent to Hold Money in Trust.

        Prior to 11:00 A.M., New York City time, on each due date of the principal of, premium, if any, on and interest on any Note, the Company shall deposit with the Paying Agent a sum sufficient to pay such principal, premium and interest when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, on or interest on the Notes and shall notify the Trustee of any default by the Company in making any such payment. If the Company or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

 SECTION 2.5    Noteholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee, in writing at least five Business Days before each Stated Maturity and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

 SECTION 2.6    Transfer and Exchange.

        The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a written request to register a transfer, the Registrar shall register the transfer as requested if the requirements of this Indenture and Section 8-401(a) of the Uniform Commercial Code are met. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested if the same requirements are met.

 SECTION 2.7    Replacement Notes.

        If a mutilated Note is surrendered to the Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met and the Holder satisfies any other reasonable requirements of the Trustee. If required by the Trustee or the Company, such Holder shall furnish an indemnity bond sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. The Company and the Trustee may charge the Holder for their expenses in replacing a Note.

        Every replacement Note is an additional obligation of the Company.

        The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement of mutilated, lost, destroyed or wrongfully taken Notes.

 SECTION 2.8    Outstanding Notes.

        Notes outstanding at any time shall be those that satisfy the definition of Outstanding set forth in Section 1.1 hereof.

 SECTION 2.9    Temporary Notes.

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes and deliver them in exchange for temporary Notes.

 SECTION 2.10    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel and dispose of, in accordance with its customary procedures (subject to the record retention requirements of the Exchange Act), all Notes surrendered for registration of transfer, exchange, payment or cancellation unless the Company directs the Trustee to deliver canceled Notes to the Company. Upon written request from the Company, the Trustee will deliver to the Company a certificate of disposition of canceled Notes. The Company may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.

 SECTION 2.11    Defaulted Interest.

        If the Company defaults in a payment of interest on the Notes, the Company shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the persons who are Holders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

 SECTION 2.12    CUSIP Numbers.

        The Company in issuing the Notes may use numbers assigned by the Committee on Uniform Securities Identification Procedures ("CUSIP") and corresponding International Notes Identification Numbers ("ISIN") (if then generally in use) and, if so, the Trustee shall use CUSIP numbers and corresponding ISINs (if then generally in use) in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP or ISIN numbers.

 SECTION 2.13    Issuance of Add-On Notes.

        The Company shall be entitled, subject to its compliance with Section 9.14, to issue Add-On Notes under this Indenture which shall have identical terms as the Initial Notes issued on the Issue Date, other than with respect to the date of issuance and issue price. The Initial Notes issued on the Issue Date, any Add-On Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor shall be treated as a single class for all purposes under this Indenture.

        With respect to any Add-On Notes, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each which shall be delivered to the Trustee, the following information:

  (1)
  the aggregate principal amount of such Add-On Notes to be authenticated and delivered pursuant to this Indenture;

  (2)
  the issue price, the issue date and the CUSIP number of such Add-On Notes; provided, however, that no Add-On Notes may be issued at a price that would cause such Add-On Notes to have "original issue discount" within the meaning of Section 1273 of the Code; and

  (3)
  whether such Add-On Notes shall be Transfer Restricted Notes and issued in the form of Initial Notes as set forth in Exhibit 1 to the Appendix or shall be issued in the form of Exchange Notes as set forth in Exhibit A-1 to the Appendix.

ARTICLE III

SATISFACTION AND DISCHARGE

 SECTION 3.1    Satisfaction and Discharge of Indenture.

        This Indenture shall upon Company Request cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Notes, as expressly provided for in this Indenture and the Note), and upon payment of all amounts due the Trustee under Section 5.6, the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

        (a)   either

          (i)    all Notes theretofore authenticated and delivered (other than (A) Notes which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.7 and (B) Notes for whose payment money or United States governmental obligations of the type described in clause (i) of the definition of Cash Equivalents whose maturity is not later than the Stated Maturity of principal of and remaining interest on such Notes has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 9.3) have been delivered to the Trustee for cancellation, or

          (ii)   all Notes not theretofore delivered to the Trustee for cancellation

            (A)  have become due and payable, or

            (B)  will become due and payable at their Stated Maturity within one year, or

            (C)  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (ii)(A), (ii)(B) or (ii)(C) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount in the currency in which the Notes are denominated sufficient to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest to the date of such deposit (in the case of Notes which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be, together with instructions from the Company irrevocably directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

        (b)   the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

        (c)   the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel each satisfactory in form to the Trustee, which, taken together, state that all conditions precedent herein relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 5.6 shall survive and, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (a)(i) of this Section, the obligations of the Trustee under Section 3.2 and the last paragraph of Section 9.3 shall survive such satisfaction and discharge.

 SECTION 3.2    Application of Trust Money.

        Subject to the provisions of the last paragraph of Section 9.3, all money deposited with the Trustee pursuant to Section 3.1 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

 SECTION 3.3    Repayment to Company.

        The Trustee and the Paying Agent shall promptly turn over to the Company upon Company Request any excess money or securities held by them at any time.

ARTICLE IV

REMEDIES

 SECTION 4.1    Events of Default.

        The following events will be defined in this Indenture as "Events of Default":

        (a)   the failure to pay interest and liquidated damages, if any, on any Note when the same becomes due and payable and the default continues for a period of 30 days;

        (b)   the failure to pay the principal of any Notes, when the same becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

        (c)   the failure to comply with Article VII, which will constitute an Event of Default after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

        (d)   a default in the observance or performance of any covenant or agreement contained described under Sections 9.10, 9.13, 9.14, 9.15 and 9.16 of this Indenture which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

        (e)   a default in the observance or performance of any other covenant or agreement contained in this Indenture, which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes;

        (f)    the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Foreign Restricted Subsidiary that is not a Significant Subsidiary) of the Company, or the acceleration of the final stated maturity of any such Indebtedness if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated, aggregates $20.0 million or more;

        (g)   one or more judgments (not covered by insurance as to which the carrier has assumed the defense or acknowledged coverage) in an aggregate amount in excess of $20.0 million shall have been rendered against the Company or any of its Restricted Subsidiaries (other than a Foreign Restricted Subsidiary that is not a Significant Subsidiary) and such judgments shall remain undischarged, unpaid or unstayed in such aggregate amount for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

        (h)   the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by the Company or any other Significant Subsidiary to the entry of a decree or order for relief in respect thereof in an involuntary case or proceeding under the Federal Bankruptcy Code or any other applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by the Company or any other Significant Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or other similar official) of any of the Company or any other Significant Subsidiary or of all or substantially all of their consolidated assets, or the making by it of a general assignment for the benefit of creditors under any such law, or the admission by it in writing of its inability to pay its debts generally as they become due and in each case the order or decree remains unstayed and in effect for 60 days; or

        (i)    any of the Guarantees ceases to be in full force and effect or any of the Guarantees is declared to be null and void and unenforceable or any of the Guarantees is found to be invalid or any of the Guarantors denies its liability under its Guarantee (other than by reason of release of a Guarantor in accordance with the terms of this Indenture).

 SECTION 4.2    Acceleration of Maturity; Rescission and Annulment.

        If an Event of Default (other than an Event of Default specified in Section 4.1(h) above with respect to the Company) shall occur and be continuing, the Trustee or the Holders of at least 25% in principal amount of outstanding Notes may declare the principal of and accrued and unpaid interest and liquidated damages, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "Acceleration Notice"), and the same (i) shall become immediately due and payable or (ii) if there are any amounts outstanding under the Credit Facilities, shall become immediately due and payable upon the first to occur of an acceleration under the Credit Facilities or 5 Business Days after receipt by the Company and the representative under the Credit Facilities of such Acceleration Notice. In the event of an acceleration because an Event of Default set forth in Section 4.1(f) above has occurred and is continuing, such acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 4.1(f) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 30 days after the date of the Acceleration Notice with respect thereto. If an Event of Default specified in Section 4.1(h) above with respect to the Company occurs and is continuing, then all unpaid principal of, premium and liquidated damages, if any, and accrued and unpaid interest on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

        At any time after a declaration of acceleration with respect to the Notes as described in the preceding paragraph, the Holders of a majority in principal amount of the Notes may rescind and cancel such declaration and its consequences

        (a)   if the rescission would not conflict with any judgment or decree,

        (b)   if all existing Events of Default have been cured or waived except nonpayment of principal or interest or liquidated damages, if any, that has become due solely because of the acceleration,

        (c)   to the extent the payment of such interest is lawful, if interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid,

        (d)   if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and

        (e)   in the event of the cure or waiver of an Event of Default of the type described in Section 4.1(h), the Trustee shall have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission shall affect any subsequent Default or impair any right consequent thereto.

        Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture and under the TIA. Subject to the provisions of this Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under this Indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity.

 SECTION 4.3    Collection of Indebtedness and Suits for Enforcement by Trustee.

        The Company covenants that if an Event of Default specified in clause (a) or (b) of Section 4.1 occurs and is continuing, the Company will, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of the Notes, the whole amount then due and payable on the Notes for principal (and premium, if any) and interest and interest on any overdue principal (and premium, if any) and, to the extent that payment of such interest shall be legally enforceable, upon any overdue installment of interest, at the rate or rates prescribed therefor in the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

        If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Notes, wherever situated.

        If an Event of Default with respect to the Notes occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of the Notes by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in any provision of the Notes or this Indenture or in aid of the exercise of any power granted therein or herein, or to enforce any other proper remedy.

 SECTION 4.4    Trustee May File Proofs of Claim.

        In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Notes or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company or such other obligor for the payment of overdue principal, premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

            (i)  to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Notes and to file such other papers or documents and take any other actions including participation as a full member of any creditor or other committee as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

           (ii)  to collect and receive any moneys or other Property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 5.6.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

 SECTION 4.5    Trustee May Enforce Claims Without Possession of Notes.

        All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.

 SECTION 4.6    Application of Money Collected.

        Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in the case of the distribution of such money on account of principal (or premium, if any) or interest, upon presentation of the Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

        FIRST: To the payment of all amounts due the Trustee under Section 5.6;

        SECOND: To the payment of the amounts then due and unpaid for principal of (and premium, if any, on) and interest on the Notes in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal (and premium, if any) and interest, respectively; and

        THIRD: The balance, if any, to the Company.

 SECTION 4.7    Limitation on Suits.

        No Holder of a Note shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

            (i)  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Notes;

           (ii)  the Holders of not less than 25% in principal amount of the Outstanding Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (iii)  such Holder or Holders have offered to the Trustee reasonable indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

          (iv)  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (v)  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of Outstanding Notes;

it being understood and intended that no one or more Holders of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Notes, or to obtain or to seek to obtain priority or preference over any other Holders of Notes or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of Notes.

 SECTION 4.8    Unconditional Right of Holders to Receive Principal, Premium and Interest.

        Notwithstanding any other provision in this Indenture, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment, as provided herein (including, if applicable, under Article XI) and in such Note of the principal of (and premium and liquidated damages, if any, on) and (subject to Section 2.10) interest on such Note on the respective Stated Maturities expressed in such Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

 SECTION 4.9    Restoration of Rights and Remedies.

        If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereunder, and all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

 SECTION 4.10    Rights and Remedies Cumulative.

        Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in the last paragraph of Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

 SECTION 4.11    Delay or Omission Not Waiver.

        No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

 SECTION 4.12    Control by Holders.

        The Holders of not less than a majority in principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes, or exercising any trust or power conferred on the Trustee, provided that:

            (i)  such direction shall not be in conflict with any rule of law or with this Indenture,

           (ii)  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

          (iii)  the Trustee need not take any action which might involve it in personal liability or be prejudicial to the Holders not joining therein.

 SECTION 4.13    Waiver of Past Defaults.

        The Holders of not less than a majority in aggregate principal amount of the Outstanding Notes may on behalf of the Holders of all the Notes waive any existing Default or Event of Default hereunder and its consequences with respect to the Notes, except a Default or Event of Default:

            (i)  in the payment of the principal of, premium, if any, or interest on any Note, or

           (ii)  in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Note affected.

        Upon any such waiver, such Default or Event of Default shall cease to exist for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

 SECTION 4.14    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension, or usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of (premium, if any, on) and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and the Company covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

 SECTION 4.15    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorney's fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 4.15 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 4.8, or a suit by Holders of more than 10% in principal amount of the then Outstanding Notes.

ARTICLE V

THE TRUSTEE

 SECTION 5.1    Notice of Defaults.

        If an Event of Default occurs and is continuing and if it is known to an Officer of the Trustee, the Trustee shall mail to each Holder notice of the Event of Default within 90 days after obtaining knowledge thereof. Except in the case of an Event of Default in payment of principal of (or premium or liquidated damages, if any, on) or interest on any Note, including an accelerated payment, an Event of Default in payment on the Change of Control Payment Date pursuant to an offer to purchase the Notes upon a Change of Control or on the date of payment of an accepted Net Proceeds Offer and an Event of Default with respect to the provision of Article VII of this Indenture, the Trustee may withhold the notice if and so long as a committee of its directors and/or officers of the Trustee in good faith determines that withholding the notice is in the interest of the Holders.

 SECTION 5.2    Certain Rights of Trustee.

        Subject to the provisions of TIA Sections 315(a) through 315(d):

        (a)   the Trustee may rely conclusively and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in its original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

        (b)   any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

        (c)   whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely conclusively upon an Officers' Certificate;

        (d)   the Trustee may consult with counsel of its selection, and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

        (e)   the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

        (f)    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or ivestigation;

        (g)   the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

        (h)   the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

        (i)    the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

        (j)    the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

        (k)   the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

        The Trustee shall not be required to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

 SECTION 5.3    Trustee Not Responsible for Recitals or Issuance of Notes.

        The recitals contained herein and in the Notes, except for the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Notes and perform its obligations hereunder, and that the statements made by it in a Statement of Eligibility on Form T-1 supplied to the Company are true and accurate, subject to the qualifications set forth herein. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

 SECTION 5.4    May Hold Notes.

        The Trustee, any Paying Agent, any Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and, subject to TIA Sections 310(b) and 311, may otherwise deal with the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

 SECTION 5.5    Money Held in Trust.

        Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

 SECTION 5.6    Compensation and Reimbursement.

        The Company agrees:

        (a)   to pay to the Trustee from time to time such compensation as shall be agreed in writing from time to time between the Company and the Trustee for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

        (b)   except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance shall be determined to have been caused by the Trustee's own negligence or willful misconduct); and

        (c)   to indemnify the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or willful misconduct on its part, (i) arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or (ii) in connection with enforcing this indemnification provision.

        The obligations of the Company under this Section 5.6 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless the Trustee shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture and resignation or removal of the Trustee or any other termination under any Insolvency or Liquidation Proceeding. As security for the performance of such obligations of the Company, the Trustee shall have a claim and lien prior to the Notes upon all property and funds held or collected by the Trustee as such, except funds held in trust for payment of principal of (and premium, if any, on) or interest on any Note. Such lien shall survive the satisfaction and discharge of this Indenture or any other termination under any Insolvency or Liquidation Proceeding.

        When the Trustee incurs expenses or renders services after the occurrence of an Event of Default specified in paragraph (h) of Section 4.1 of this Indenture, such expenses and the compensation for such services are intended to constitute expenses of administration under any Insolvency or Liquidation Proceeding.

 SECTION 5.7    Corporate Trustee Required; Eligibility.

        There shall at all times be a Trustee hereunder which shall be eligible to act as Trustee under TIA Section 310(a)(1) and shall have a combined capital and surplus of at least $50,000,000. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 5.7, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

 SECTION 5.8    Conflicting Interests.

        The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

 SECTION 5.9    Resignation and Removal; Appointment of Successor.

        (a)   No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 5.10.

        (b)   The Trustee may resign at any time by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

        (c)   The Trustee may be removed at any time by Act of Holders of a majority in principal amount of the Outstanding Notes, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 5.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the Trustee being removed may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

        (d)   If at any time:

            (i)  the Trustee shall fail to comply with the provisions of TIA Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

           (ii)  the Trustee shall cease to be eligible under Section 5.7 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Note for at least six months, or

          (iii)  the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, (A) the Company, by a Board Resolution, may remove the Trustee, or (B) subject to TIA Section 315(e), any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        (e)   If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Notes delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or Holders and accepted appointment in the manner required by Section 5.10, any Holder who has been a bona fide Holder of a Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such successorship may, but need not be, evidenced by a supplemental indenture.

        (f)    The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to the Holders in the manner provided for in Section 13.5. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

 SECTION 5.10    Acceptance of Appointment by Successor.

        Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of all amounts due it under Section 5.6, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments to more fully and certainly vest in and confirm to such successor Trustee all such rights, powers and trusts.

        No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

 SECTION 5.11    Merger, Conversion, Consolidation or Succession to Business.

        Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes; and in case at that time any of the Notes shall not have been authenticated, any successor Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificates shall have the full force that is provided anywhere in the Notes or in this Indenture; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

 SECTION 5.12    Preferential Collection of Claims Against Company.

        If and when the Trustee shall be or become a creditor of the Company (or any other obligor under the Notes), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company or any such other obligor.

ARTICLE VI

HOLDERS' LISTS AND REPORTS BY TRUSTEE

 SECTION 6.1    Disclosure of Names and Addresses of Holders.

        Every Holder of Notes, by receiving and holding the same, agrees with the Company, the Security Registrar and the Trustee that none of the Company, the Security Registrar or the Trustee, or any agent of any of them, shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with TIA Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under TIA Section 312(b).

 SECTION 6.2    Reports By Trustee.

        Within 60 days after May 15 of each year commencing with May 15, 2004, the Trustee shall transmit by mail to the Holders, as their names and addresses appear in the Security Register, a brief report dated as of such May 15 in accordance with and to the extent required under TIA Section 313(a). The Trustee shall also comply with TIA Sections 313(b) and 313(c).

        The Company shall promptly notify the Trustee in writing if the Notes become listed on any stock exchange or automatic quotation system.

        A copy of each Trustee's report, at the time of its mailing to Holders, shall be mailed to the Company and filed with the Commission and each stock exchange, if any, on which the Notes are listed.

ARTICLE VII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

 SECTION 7.1    Company May Consolidate, etc., Only on Certain Terms.

        The Company shall not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any of its

Restricted Subsidiaries to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of its assets (determined on a consolidated basis for the Company and its Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

        (a)   either (i) the Company is the surviving or continuing corporation or (ii) the Person (if other than the Company) formed by the consolidation or into which the Company is merged or the Person that acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and its Restricted Subsidiaries substantially as an entirety (the "Surviving Entity") (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (y) shall expressly assume, by supplemental indenture (in form satisfactory in all respects to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, premium and liquidated damages, if any, and interest on, all of the Notes and the performance of every covenant of the Notes, this Indenture and the Registration Rights Agreement on the part of the Company to be performed or observed;

        (b)   immediately after giving effect to that transaction and the assumption contemplated by clause (a)(ii)(y) above (including giving effect to any Indebtedness and Acquired Indebtedness incurred in connection with or in respect of such transaction), the Company or the Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 9.14 of this Indenture;

        (c)   immediately after giving effect to the transaction and the assumption contemplated by clause (a)(ii)(y) above (including, without limitation, giving effect to any Indebtedness and Acquired Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

        (d)   the Company or the Surviving Entity shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that the consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition complies, and if a supplemental indenture is required in connection with such transaction, such supplemental indenture shall comply, with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to the transaction have been satisfied.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more of our Restricted Subsidiaries the Capital Stock of which constitutes all or substantially all of the Company's properties and assets, shall be deemed to be the transfer of all or substantially all of the Company's properties and assets.

 SECTION 7.2    Successor Substituted.

        Upon any consolidation of the Company with or merger of the Company with or into any other entity or any sale, assignment, lease, conveyance, transfer or other disposition of all or substantially all of the Properties of the Company to any Person in accordance with Section 7.1, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, assignment, conveyance, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and in the event of any such sale, assignment, conveyance, transfer or other disposition, the Company, if surviving such sale, assignment, conveyance, transfer or other disposition, shall be discharged of all obligations and covenants under this Indenture and the Notes, except if any such sale assignment, conveyance, transfer or other disposition is made by means of a lease, in which case the Company shall not be so discharged. For purposes of the preceding sentence, the term "Company" means Universal Compression, Inc. or any successor person.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

 SECTION 8.1    Supplemental Indentures without Consent of Holders.

        Without the consent of any Holders, the Company, when authorized by a Board Resolution, any Guarantors, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

        (a)   to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company contained herein and in the Notes; or

        (b)   to add to the covenants of the Company for the benefit of Holders or to surrender any right or power herein conferred upon the Company; or

        (c)   to add any additional Events of Default; or

        (d)   to evidence and provide for the acceptance of appointment hereunder by a successor Trustee pursuant to the requirements of Sections 5.9 and 5.10; or

        (e)   to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, or to qualify, or maintain the qualification of, this Indenture under the TIA or to make any other provisions with respect to matters or questions arising under this Indenture; provided that such action shall not adversely affect the interests of the Holders in any material respect; or

        (f)    to secure the Notes pursuant to the requirements of Section 9.10 or otherwise; or

        (g)   to provide for uncertificated Notes in addition to or in place of certificated Notes; or

        (h)   to evidence and provide for the acceptance of appointment hereunder by a separate trustee with respect to the Notes and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the appointment of more than one Trustee; or

        (i)    to add any Person as a Guarantor as provided in Section 9.12(a) hereof or to evidence the succession of another Person to any Guarantor and the assumption by any such successor of the covenants and agreements of such Guarantor contained herein, in the Notes and in the Guarantee; or

        (j)    to release a Guarantor from its Guarantee pursuant to Section 9.12(c), 11.2 or 11.3 hereof.

 SECTION 8.2    Supplemental Indentures with Consent of Holders.

        With the consent of the Holders of a majority in principal amount of the Outstanding Notes affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, any Guarantors, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Notes under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby:

        (a)   change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date); or

        (b)   reduce the percentage of aggregate principal amount of the Outstanding Notes, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

        (c)   modify any of the provisions of this Section or Sections 4.13 and 9.11, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Note affected thereby; or

        (d)   amend, change or modify the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control, or to make and consummate a Net Proceeds Offer with respect to any Asset Sale or modify any of the provisions or definitions with respect thereto.

        It shall not be necessary for any Act of the Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

 SECTION 8.3    Execution of Supplemental Indentures.

        In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

 SECTION 8.4    Effect of Supplemental Indentures.

        Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

 SECTION 8.5    Conformity with Trust Indenture Act.

        Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

 SECTION 8.6    Reference in Notes to Supplemental Indentures.

        Any Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes.

 SECTION 8.7    Notice of Supplemental Indentures.

        Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice thereof to the Holders of each Outstanding Note affected, in the manner provided for in Section 13.5, setting forth in general terms the substance of such supplemental indenture.

ARTICLE IX

COVENANTS

 SECTION 9.1    Payment of Principal, Premium, if any, and Interest.

        The Company covenants and agrees for the benefit of the Holders of Notes that it will duly and punctually pay the principal of (and premium, if any, on) and interest on the Notes in accordance with the terms of the Notes and this Indenture. The Company shall pay interest (including post-petition interest in any proceeding under the Federal Bankruptcy Code or any similar state bankruptcy law) on overdue principal, and premium, if any, at the rate prescribed therefor in such Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under the Federal Bankruptcy Code or any similar state bankruptcy law) on overdue installments of interest (without regard to any applicable grace period) at the prescribed rate to the extent lawful.

 SECTION 9.2    Maintenance of Office or Agency.

        The Company shall maintain in the City of New York an office or agency where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Corporate Trust Office shall be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the aforementioned office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

        The Company may also from time to time designate one or more other offices or agencies (in or outside of the City of New York) where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind any such designation; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the City of New York in accordance with the requirements provided herein for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such other office or agency.

 SECTION 9.3    Money for Note Payments to Be Held in Trust.

        If the Company shall at any time act as its own Paying Agent with respect to the Notes, it shall, on or before each due date of the principal of (and premium, if any, on) or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

        Whenever the Company shall have one or more Paying Agents for the Notes, it will, on or before 11:00 A.M., New York City time, on each due date of the principal of (and premium, if any, on), or interest on, any Notes, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company shall promptly notify the Trustee of such action or any failure so to act.

        The Company shall cause each Paying Agent for the Notes (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

        (a)   hold all sums held by it for the payment of the principal of (and premium, if any, on) or interest on the Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

        (b)   give the Trustee notice of any default by the Company (or any other obligor upon the Notes) in the making of any payment of principal (and premium, if any) or interest; and

        (c)   at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

        The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.

        Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any, on) or interest on any Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request unless an abandoned property law designates another Person, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the city of each place of payment of principal of, (and premium, if any on) and interest on the Notes notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

 SECTION 9.4    Corporate Existence.

        Except as expressly permitted by Article VII or other provisions of this Indenture, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory) and franchises of the Company and each Restricted Subsidiary; provided, however, that the Company shall not be required to preserve any such existence of its Restricted Subsidiaries, right or franchise, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to Holders.

 SECTION 9.5    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any Restricted Subsidiary or upon the income, profits or Property of the Company or any Restricted Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a Lien upon the Property of the Company or any Restricted Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate provision has been made in accordance with GAAP.

 SECTION 9.6    Maintenance of Properties.

        The Company shall cause all material Properties owned by the Company or any Restricted Subsidiary and used or held for use in the conduct of its business or the business of any Restricted Subsidiary to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted), all as in the judgment of the Company may be necessary so that its business may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such Properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Restricted Subsidiary and not disadvantageous in any material respect to the Holders. Notwithstanding the foregoing, nothing contained in this Section 9.6 shall limit or impair in any way the right of the Company and its Restricted Subsidiaries to sell, divest and otherwise to engage in transactions that are otherwise permitted by this Indenture.

 SECTION 9.7    Insurance.

        The Company shall at all times keep all of its and its Restricted Subsidiaries' Properties which are of an insurable nature insured (including appropriate self-insurance) with insurers, believed by the Company to be responsible, against loss or damage to the extent that, in the reasonable good faith opinion of the Company, property of similar character is usually so insured by corporations similarly situated and owning like properties.

        The Company may adopt such other plan or method of protection, in lieu of or supplemental to insurance with insurers, whether by the establishment of an insurance fund or reserve to be held and applied to make good losses from casualties, or otherwise, conforming to the systems of self-insurance, in the reasonable good faith opinion of the Company, maintained by corporations similarly situated and owning like properties, as may be determined by the Board of Directors.

 SECTION 9.8    Statement by Officers as to Default.

        (a)   The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company an Officers' Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of such Officer's knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Company is taking or proposes to take with respect thereto). Such Officers' Certificate shall comply with TIA Section 314(a)(4). For purposes of this Section 9.8(a), such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

        (b)   The Company shall, so long as any Notes are Outstanding, deliver to the Trustee forthwith upon any Officer becoming aware of any Default or Event of Default in the performance of any covenant, agreement or condition contained in this Indenture, an Officers' Certificate specifying such Default or Event of Default and the status thereof.

 SECTION 9.9    Reports.

        The Company shall file on a timely basis with the Commission, to the extent such filings are accepted by the Commission and whether or not the Company has a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that the Company would be required to file if it were subject to Section 13 or 15(d) of the Exchange Act). The Company will also be required to file with the Trustee copies of such reports and documents within 15 days after the date on which the Company files such reports and documents with the Commission or the date on which the Company would be required to file such reports and documents if the Company were so required. The Company also will furnish at its cost copies of such reports and documents to any Holder of Notes promptly upon written request, irrespective of whether or not the Company files any such report or document with the Commission. The Company and each Guarantor also shall comply with other provisions of TIA Section 314(a).

        Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

 SECTION 9.10    Limitation on Liens.

        The Company shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens (other than Permitted Liens) upon any of their respective properties securing any Indebtedness of us or any of our Restricted Subsidiaries, unless the Notes or the Guarantees, as applicable, are equally and ratably secured; provided that if the Indebtedness is Subordinated Indebtedness, the Lien securing that Indebtedness will be subordinated and junior to the Lien securing the Notes or the Guarantees.

 SECTION 9.11    Waiver of Certain Covenants.

        The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.5 through 9.10, Sections 9.12 through 9.14 and Sections 9.17 through 9.20 hereof if, before or after the time for such compliance, the Holders of at least a majority in principal amount of the Outstanding Notes and the Guarantors, by Act of such Holders and written agreement of the Guarantors, waive such compliance in such instance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect. When a Default or an Event of Default is so waived, it shall be deemed cured and shall cease to exist to the extent provided in such waiver. This Section 9.11 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

 SECTION 9.12    Limitation of Guarantees by Restricted Subsidiaries.

        (a)   The Company shall not permit any Restricted Subsidiary that is not a Guarantor to guarantee the payment of any Indebtedness of the Company, pledge any of its assets to secure any Indebtedness of the Company or otherwise provide direct credit support for any Indebtedness of the Company, in each case, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture, in substantially the form of Exhibit B hereto, providing for a Guarantee of the Notes by such Restricted Subsidiary; and (ii) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly executed and authorized and such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

        (b)   Notwithstanding the foregoing paragraph (a), any Guarantee by a Restricted Subsidiary of the Notes shall be automatically and unconditionally released and discharged, without any further action required on the part of the Trustee or any holder, upon: (i) the unconditional release of that Restricted Subsidiary from its liability in respect of the Indebtedness in connection with which that Guarantee was executed and delivered pursuant to the preceding paragraph; or (ii) any sale or other disposition (by merger or otherwise) to any Person that is not a Restricted Subsidiary of the Company of all of the Company's direct or indirect Capital Stock in, or all or substantially all of the assets of, that Restricted Subsidiary; provided that (a) such sale or disposition of the Capital Stock or assets is otherwise in compliance with the terms of this Indenture and (b) that assumption, guarantee or other liability of the Restricted Subsidiary has been released by the Holders of the other Indebtedness so guaranteed.

 SECTION 9.13    Limitation on Restricted Payments.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, take the following actions:

            (i)  declare or pay any dividend or make any distribution (other than dividends or distributions payable in our Qualified Capital Stock or in options, warrants, or other rights to purchase that Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, that Qualified Capital Stock)) on or in respect of shares of the Company's Capital Stock to holders of that Capital Stock,

           (ii)  purchase, redeem or otherwise acquire or retire for value any of the Company's Capital Stock or any warrants, rights or options to purchase or acquire shares of any class of that Capital Stock (in each case, other than in exchange for our Qualified Capital Stock or options, warrants or other rights to purchase that Qualified Capital Stock (but excluding any debt security, or Disqualified Capital Stock convertible into, or exchangeable for, that Qualified Capital Stock)),

          (iii)  make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any of the Company's Indebtedness that is subordinate or junior in right of payment to the Notes, or

          (iv)  make any Investment (other than Permitted Investments),

(each of the foregoing actions set forth in clauses (i), (ii), (iii) and (iv) being referred to as a "Restricted Payment"), if at the time of the Restricted Payment or immediately after giving effect thereto,

            (I)   a Default or an Event of Default shall have occurred and be continuing,

            (II)  the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with Section 9.14, or

            (III) the aggregate amount of Restricted Payments (including the proposed Restricted Payment) made subsequent to the issue date of the Existing Notes (the amount expended for those purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Company's Board of Directors) exceeds the sum of:

              (v)   50% of our cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) earned from the beginning of the first fiscal quarter subsequent to the issue date of the Existing Notes and on or prior to the date the Restricted Payment occurs (the "Reference Date") (treating such period as a single accounting period); plus

              (w)  the sum of (A) 100% of the aggregate net cash proceeds and the fair market value of property other than cash (as determined by the Company's Board of Directors) received by the Company from any Person (other than one of its Subsidiaries or a trust established by the Company or any of its Subsidiaries for the benefit of the Company's or its Subsidiaries' employees) from the issuance and sale subsequent to the issue date of the Existing Notes and on or prior to the Reference Date of Qualified Capital Stock of the Company or options, warrants or other rights to purchase that Qualified Capital Stock (but excluding any debt security or Disqualified Capital Stock convertible into, or exchangeable for, that Qualified Capital Stock (B) 100% of the fair market value (as determined by the Company's Board of Directors) of property constituting Replacement Assets received by the Company or a Restricted Subsidiary subsequent to the Issue Date in exchange for Qualified Capital Stock of the Company (other than any such property received from a Subsidiary of the Company or a trust established by the Company or any of its Subsidiaries for the benefit of the Company's or its Subsidiaries' employees); plus

              (x)   without duplication of any amounts included in clause (III)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of its Capital Stock (excluding, in the case of clauses (III)(x) and (y), any net cash proceeds from an Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth under Section 10.8(b)) subsequent to the issue date of the Existing Notes and on or prior to the Reference Date; plus

              (y)   100% of the aggregate net cash proceeds received by the Company from any other Person (other than one of the Company's Subsidiaries) from the issuance and sale (subsequent to the issue date of the Existing Notes and on or prior to the Reference Date) of debt securities or shares of Disqualified Capital Stock that have been converted into or exchanged for the Company's Qualified Capital Stock, together with the aggregate cash received by the Company at the time of the conversion or exchange; plus

              (z)   without duplication, the sum of (1) the aggregate amount returned in cash to the Company or one of the Company's Restricted Subsidiaries on or with respect to Investments (other than Permitted Investments) made subsequent to the issue date of the Existing Notes and on or prior to the Reference Date, whether through interest payments, principal payments, dividends or other distributions or payments, (2) the net cash proceeds received by the Company or any of its Restricted Subsidiaries from the disposition of all or any portion of Investments (other than to one of the Subsidiaries of the Company) subsequent to the issue date of the Existing Notes and on or prior to the Reference Date and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary subsequent to the Issue Date and on or prior to the Reference Date, the portion (proportionate to our equity interest in that Subsidiary) of the fair market value of the net assets of that Subsidiary at the time that Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the sum of clauses (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments (excluding Permitted Investments) made by the Company or any Restricted Subsidiary subsequent to the Issue Date.

        The sum of the amounts accumulated pursuant to clause (v) through (z) of the foregoing paragraph III was $167.1 million as of the Issue Date.

        (b)   Notwithstanding paragraph (a) above, the Company and its Restricted Subsidiaries may take the following actions:

          (i)    the payment of any dividend within 60 days after the date of declaration of the dividend if the dividend would have been permitted on the date of declaration;

          (ii)   the acquisition of any shares of the Company's Capital Stock, either (I) solely in exchange for shares of the Company's Qualified Capital Stock or options, warrants or other rights to purchase the Company's Qualified Capital Stock (other than any debt security or Disqualified Capital Stock convertible into, or exchangeable for, the Company's Qualified Capital Stock) or (II) through the application of net proceeds of a substantially concurrent sale for cash (other than to one of the Company's Subsidiaries or to a trust established by the Company or any of its Subsidiaries for the benefit of the Company's or its Subsidiaries' employees) of shares of the Company's Qualified Capital Stock or options, warrants, or other rights to purchase the Company's Qualified Capital Stock (other than any debt security or Disqualified Capital Stock convertible into, or exchangeable for, the Company's Qualified Capital Stock);

          (iii)  the acquisition of any of the Company's Indebtedness that is subordinate or junior in right of payment to the Notes either (I) solely in exchange for shares of Qualified Capital Stock of the Company, or options, warrants or other rights to purchase such Qualified Capital Stock or (II) through the application of net proceeds of a substantially concurrent sale for cash (other than to one of the Company's Subsidiaries) of (A) shares of our Qualified Capital Stock or (B) Refinancing Indebtedness;

          (iv)  dividends or payments to Holdings of cash to be immediately applied to repurchases by Holdings of Qualified Capital Stock of Holdings or options to purchase such Qualified Capital Stock from directors or employees or former directors or former employees of Holdings or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such persons or pursuant to the terms of any customary agreement under which such Qualified Capital Stock or options were issued, in an aggregate amount not to exceed $2.0 million plus the amount of any life insurance proceeds received by Holdings or any of its Subsidiaries during such year related to any such death;

          (v)   the repurchase of any Indebtedness that is subordinated to the Notes at a purchase price not greater than 101% of the principal amount of the Indebtedness in the event of a change of control in accordance with provisions similar to Section 9.15; provided that, prior to or simultaneously with the repurchase, the Company has made the Change of Control Offer as provided in that covenant with respect to the Notes and have repurchased all Notes validly tendered for payment in connection with that Change of Control Offer;

          (vi)  the declaration or payment of dividends on the Company's Common Stock (or the payment to Holdings to fund the payment by Holdings of dividends on Common Stock of Holdings) following an Equity Offering by the Company or Holdings, as the case may be, in an amount per annum not to exceed 6% of the net cash proceeds received by the Company, or contributed to the Company by Holdings, in all Equity Offerings subsequent to the Issue Date;

          (vii) payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company's property and assets;

          (viii) any dividends or payments to Holdings in respect of overhead expenses, legal, accounting, commissions, reporting and other professional fees and expenses of Holdings incurred in the ordinary course of business and that are directly attributable to the Company's operations and the Company's Restricted Subsidiaries; and

          (ix)  payments to holders of Qualified Capital Stock of the Company (I) in lieu of the issuance of fractional shares of Qualified Capital Stock of the Company or (II) to redeem or repurchase stock purchase or similar rights issued as a shareholder rights device; provided that the payments made pursuant to this clause (ix) from the Issue Date through the final stated maturity of the notes may not exceed $2.0 million;

          (x)   repurchases, acquisitions or retirements of shares of Qualified Capital Stock of the Company or Holdings deemed to occur upon the exercise of stock options or similar rights issued under employee benefits plans of the Company or Holdings if those shares represent all or a portion of the exercise price or are surrendered in connection with satisfying any income tax obligations; and

          (xi)  other Restricted Payments in an aggregate amount since the Issue Date not to exceed $15.0 million;

provided that, except in the case of clauses (i) and (ii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein. In determining the aggregate amount of Restricted Payments made subsequent to the issue date of the Existing Notes in accordance with clause III contained in Section 9.13(a), amounts expended, without duplication, pursuant to clauses (i), (ii), (iii)(I), (iv) through (vii), and (xi) shall be included in such calculation.

        Not later than 30 days after the date of making any Restricted Payment (but not including any transaction described in the preceding paragraph), the Company shall deliver to the Trustee an Officers' Certificate stating that the Restricted Payment complies with this Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, which calculations may be based upon our latest available internal quarterly financial statements.

        (c)   In determining Consolidated Net Income of the Company (including any components of the definition thereof) under paragraph (a) above, (i) the Company shall use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Company for the remaining portion of such period, in each case to the extent relevant in making such determination and (ii) the Company shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Company that are available on the date of determination. If the Company makes a Restricted Payment which, at the time of the making of such Restricted Payment, would in the good faith determination of the Company be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Company's financial statements affecting Consolidated Net Income of the Company for any period, subject to, in the case of clauses (i) and (ii) above, the application of the various components of Consolidated Net Income pursuant to the definition thereof.

 SECTION 9.14    Limitation on Incurrence of Additional Indebtedness.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); provided, however, that if no Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company and its Restricted Subsidiaries that are Guarantors may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of that Indebtedness, after giving effect to the incurrence thereof, the Company's Consolidated Fixed Charge Coverage Ratio is greater than 2.0 to 1.0.

        For purposes of determining compliance with this covenant,

          (i)    in the event that an item of Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the types of Indebtedness permitted by this covenant, the Company may in its sole discretion classify (or later reclassify, in whole or in part, in its sole discretion) that item of Indebtedness and will be permitted to include the amount and type of each class of Indebtedness in the test specified in the first paragraph of this covenant and/or in one of the clauses of the definition of the term "Permitted Indebtedness,"

          (ii)   the amount of Indebtedness issued at a price that is less than the principal amount thereof shall be equal to the amount of liability in respect thereof determined in accordance with GAAP,

          (iii)  Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term "Acquired Indebtedness" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes a Restricted Subsidiary (or is merged into the Company or a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be,

          (iv)  the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant will not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies,

          (v)   guarantees or Liens supporting Indebtedness permitted to be incurred under this covenant may be issued or granted if otherwise issued or granted in accordance with the terms of this Indenture, and

          (vi)  accrual of interest or dividends, the accretion of accreted value or liquidation preference, and the payment of interest or dividends in the form of additional Indebtedness or Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

 SECTION 9.15    Change of Control.

        (a)   Upon the occurrence of a Change of Control, the Company shall be obligated to make an offer to purchase (a "Change of Control Offer") all or a portion of the then Outstanding Notes, in whole or in part, from the Holders of such Notes in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") equal to 101% of the aggregate principal amount of such Notes, plus accrued and unpaid interest on, and premium and liquidated damages, if any, to the Change of Control Payment Date (as defined below), in accordance with the procedures set forth in paragraphs (b), (c) and (d) of this Section. The Company shall, subject to the provisions described below, be required to purchase all Notes properly tendered into the Change of Control Offer and not withdrawn. The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

        (b)   The Change of Control Offer is required to remain open for at least 20 Business Days and until the close of business on the fifth Business Day prior to the Change of Control Payment Date.

        (c)   Not later than the 30th day following any Change of Control, the Company shall give to the Trustee in the manner provided in Section 13.4 and each Holder of the Notes in the manner provided in Section 13.5, a notice (the "Change of Control Notice") stating:

          (1)   that a Change in Control has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes, or portion thereof, at the Change of Control Purchase Price;

          (2)   any information regarding such Change of Control required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder (to the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 9.15(c)(2), the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under the provisions of this Section 9.15 by virtue thereof);

          (3)   a purchase date (the "Change of Control Payment Date") which shall be on a Business Day and no earlier than 30 days nor later than 45 days from the date the Change of Control Notice is given;

          (4)   that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest;

          (5)   that unless the Company defaults in depositing money with the Paying Agent in accordance with the last paragraph of paragraph (d) of this Section 9.15, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date; and

          (6)   the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (d) of this Section.

        (d)   Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the Change of Control Notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Change of Control Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

        On the Change of Control Payment Date, the Company shall (i) accept for payment all Notes or portions thereof tendered pursuant to a Change of Control Offer; (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered; and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any Holder did not surrender for purchase. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. For purposes of this Section 9.15, the Trustee will act as the Paying Agent.

        (e)   The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer at the Change of Control Purchase Price, at the same times and otherwise in compliance with the requirements applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

 SECTION 9.16    Limitation on Asset Sales.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to consummate an Asset Sale unless:

          (i)    the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors or by written appraisal from a qualified nationally recognized appraisal firm), and

          (ii)   at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from the Asset Sale shall be in the form of cash or Cash Equivalents;

  provided that (a) the amount of any liabilities of the Company or the Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Guarantee of the Notes and other than liabilities in respect of Disqualified Capital Stock or Preferred Stock of any Guarantor) that are assumed by the transferee of the assets and for which the Company or the Restricted Subsidiary is released from all liability related thereto in connection with the Asset Sale and (b) the fair market value of any marketable securities received by the Company or the Restricted Subsidiary in exchange for the assets that are converted into cash within 90 days shall be deemed to be cash for purposes of this provision.

        (b)   In the event of an Asset Sale, the Company shall apply, or cause the Restricted Subsidiary to apply, the Net Cash Proceeds relating to the Asset Sale within 365 days of receipt thereof either

          (i)    to repay or prepay any secured Indebtedness,

          (ii)   to make an investment in Replacement Assets,

          (iii)  a combination of prepayment and investment permitted by the foregoing clauses (A) and (B), or

          (iv)  to repay or prepay any Existing Notes pursuant to the terms of the indenture governing the Existing Notes.

        (c)   After 365 days from the day on which the aggregate amount of Net Cash Proceeds that have not been applied as permitted in Section 9.16(b) (a "Net Proceeds Offer Amount") exceeds $20.0 million (the "Net Proceeds Offer Trigger Date"), the Company shall make an offer to purchase (the "Net Proceeds Offer") from all Holders and any then outstanding Pari Passu Indebtedness required to be repurchased or repaid on a permanent basis in connection with an Asset Sale, on a pro rata basis, that amount of Notes and such other Pari Passu Indebtedness equal to the Net Proceeds Offer Amount at a price equal to 100% of the principal amount of the Notes and such other Pari Passu Indebtedness to be purchased, plus accrued and unpaid interest and liquidated damages thereon, if any, to the date of purchase (the "Offered Price"). If at any time any non-cash consideration received by the Company or any of its Restricted Subsidiaries, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to the non-cash consideration), then the conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this Section 9.16. To the extent that the aggregate principal amount of Notes and other Pari Passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount the Company and its Restricted Subsidiaries may use the deficiency for any purpose not prohibited by this Indenture. If the aggregate principal amount of Notes and other Pari Passu Indebtedness validly tendered and not withdrawn by holders thereof exceeds the Net Proceeds Offer Amount, the Notes and other Pari Passu Indebtedness to be purchased will be selected on a pro rata basis based on the amounts tendered. Upon completion of a Net Proceeds Offer, the amount of Net Proceeds Offer Amount will be reset to zero.

        (d)   Notwithstanding the immediately preceding paragraphs (b) and (c), the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with paragraphs (b) and (c) to the extent (i) at least 80% of the consideration for the Asset Sale constitutes Replacement Assets and (ii) the Asset Sale is for fair market value; provided that any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph will be deemed to be Net Cash Proceeds subject to the provisions of this Section 9.16.

        (e)   Not less than 30 days nor more than 45 days following the Net Proceeds Offer Trigger Date the Company shall give to the Trustee in the manner provided in Section 13.4 hereof and each Holder of the Notes in the manner provided in Section 13.5 hereof notice (a "Purchase Notice") of each Net Proceeds Offer. Upon receiving the Purchase Notice for the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in principal amount in exchange for cash. A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law, and the purchase of such Note shall be consummated within 60 days following the mailing of the Net Proceeds Offer.

        (f)    The Purchase Notice shall set forth a purchase date (the "Net Proceeds Payment Date"), which shall be on a Business Day no earlier than 30 days nor later than 70 days from the Trigger Date. The Purchase Notice shall also state (A) that a Trigger Date with respect to one or more Asset Sales has occurred and that such Holder has the right to require the Company to repurchase such Holder's Notes at the Offered Price, subject to the limitations described in the forgoing paragraph (f), (B) any information regarding such Net Proceeds Offer required to be furnished pursuant to Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder, (C) that any Note, or portion thereof, not tendered or accepted for payment will continue to accrue interest, (D) that, unless the Company defaults in depositing money with the Paying Agent in accordance with clause (ii) of paragraph (h) of this Section 9.16, or payment is otherwise prevented, any Note, or portion thereof, accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest after the Net Proceeds Payment Date, and (E) the instructions a Holder must follow in order to have its Notes repurchased in accordance with paragraph (h) of this Section.

        (g)   Holders electing to have Notes purchased will be required to surrender such Notes to the Company at the address specified in the Purchase Notice at least five Business Days prior to the Net Proceeds Payment Date. Holders will be entitled to withdraw their election if the Company receives, not later than three Business Days prior to the Net Proceeds Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the certificate number(s) and principal amount of the Notes delivered for purchase by the Holder as to which his election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Notes purchased. Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

        (h)   On the Net Proceeds Payment Date, the Company shall (i) accept for payment Notes or portions thereof tendered pursuant to a Net Proceeds Offer in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount of Notes as has been tendered, (ii) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered in an aggregate principal amount equal to the Net Proceeds Offer Amount or such lesser amount and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted. The Paying Agent shall promptly mail or deliver to Holders of the Notes so accepted payment in an amount equal to the purchase price, and the Company shall execute and the Trustee will promptly authenticate and mail or make available for delivery to such Holders a new Note equal in principal amount to any unpurchased portion of the Note which any such Holder did not surrender for purchase. Any Notes not so accepted will be promptly mailed or delivered to the Holder thereof. The Company shall announce the results of a Net Proceeds Offer on or as soon as practicable after the Net Proceeds Payment Date. For purposes of this Section 9.16, the Trustee will act as the Paying Agent.

 SECTION 9.17    Limitation on Transactions with Affiliates.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "Affiliate Transaction"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at that time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary. All Affiliate Transactions (and each series of related Affiliate Transactions that are part of a common plan) involving aggregate payments or other property with a fair market value in excess of $5.0 million shall be approved by a majority of the Disinterested Directors or a majority of the Disinterested Directors of the Board of Directors of such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that the Board of Directors has determined that the transaction complies with the foregoing provisions; provided, however, if there are not any members of the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, that are Disinterested Directors with respect to such Affiliate Transaction or series of related Affiliated Transactions, such Affiliate Transaction shall not require such approval if the Company or such Restricted Subsidiary, as the case may be, obtains a favorable opinion as to the fairness of such Affiliate Transaction or series of related Affiliate Transactions to us or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from a nationally recognized firm qualified to render such fairness opinions and file the opinion with the Trustee. In addition to the foregoing requirements, if the Company or any of its Restricted Subsidiaries enters into an Affiliate Transaction (or a series of Affiliate Transactions that are part of a common plan) that involves an aggregate fair market value of more than $20.0 million, the Company or the Restricted Subsidiary, as the case may be, will, prior to the consummation thereof, obtain a favorable opinion as to the fairness of the transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from a nationally recognized firm qualified to render such fairness opinions and file the opinion with the Trustee.

        (b)   The restrictions set forth in clause (a) above shall not apply to:

          (i)    reasonable fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of us or any of the Company's Restricted Subsidiaries as determined in good faith by the Company's Board of Directors or senior management of the Company or the Restricted Subsidiary, as applicable;

          (ii)   transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among our Restricted Subsidiaries, provided the transactions are not otherwise prohibited by this Indenture;

          (iii)  any transaction made in accordance with the terms of any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any amendment or replacement agreement is not materially more disadvantageous to the Holders than the original agreement as in effect on the Issue Date;

          (iv)  Restricted Payments permitted by this Indenture;

          (v)   the Tax Sharing Agreement;

          (vi)  employment agreements with officers and employees of the Company and its Restricted Subsidiaries, in the ordinary course of business;

          (vii) loans and advances to employees not to exceed $5.0 million outstanding at any one time, in the ordinary course of business;

          (viii) arrangements with directors of the Company existing on the Issue Date as disclosed in the Company's filings with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, prior to the Issue Date;

          (ix)  transactions with a Person that is an Affiliate of the Company solely because the Company owns Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock) of that Person; and

          (x)   sales of Capital Stock (other than Disqualified Capital Stock) to the Company's Affiliates.

 SECTION 9.18    Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries.

        The Company shall not, and shall not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any of the Company's Restricted Subsidiaries to:

        (a)   pay dividends or make any other distributions on or in respect of its Capital Stock to us or any of our Restricted Subsidiaries;

        (b)   make loans or advances, or to pay any Indebtedness or other obligation owed, to us or any other of our Restricted Subsidiaries; or

        (c)   transfer any of its property or assets to us or any other of our Restricted Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

          (1)   applicable law;

          (2)   this Indenture;

          (3)   agreements governing Indebtedness in existence on the Issue Date and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, than the restrictions contained in such predecessor agreements;

          (4)   any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (5)   encumbrances and restrictions contained in agreements existing on the Issue Date;

          (6)   in the case of clause (c) above: (A) agreements or instruments arising or agreed to in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset subject to a lease, license, conveyance or other contract and (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of our or any of our Restricted Subsidiaries entered into in compliance with this Indenture;

          (7)   an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, any of our Restricted Subsidiaries;

          (8)   provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

          (9)   an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (2), (3), (4) or (5) above; provided, however, that the provisions relating to the encumbrance or restriction contained in any that Indebtedness are no less favorable to the Holders in any material respect than the provisions relating to the encumbrance or restriction contained in agreements referred to in clause (2), (3), (4) or (5).

          (10) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in Section 9.18(c);

          (11) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition;

          (12) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 9.10 that limit the right of the debtor to dispose of the assets subject to such Liens;

          (13) provisions with respect to the disposition or distribution of assets or property pending the consummation of a sale of such assets or property contained in asset sale agreements and other similar agreements entered into in the ordinary course of business;

          (14) restrictions on cash or other deposits or net worth imposed by customers under contract entered into in the ordinary course of business;

          (15) customary provisions in bona fide contracts for the sale of property or assets; and

          (16) customary non-assignment provisions of any contract or lease entered into in the ordinary course of business.

        Nothing contained in Section 9.18(c) shall prevent us or any of our Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Lien created, incurred, assumed or suffered to exist in accordance with the other terms of this Indenture.

 SECTION 9.19    Limitation on Preferred Stock of Restricted Subsidiaries.

        The Company will not permit any of its Restricted Subsidiaries to issue any Preferred Stock (other than to the Company or to one of its Restricted Subsidiaries) or permit any Person (other than one of its Restricted Subsidiaries) to own any Preferred Stock of any of its Restricted Subsidiaries; provided that the foregoing shall not prohibit the creation of a Lien in any Preferred Stock under the Credit Facilities and otherwise created in accordance with this Indenture.

 SECTION 9.20    Limitation on Conduct of Business.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in any businesses that are not the same, similar or reasonably related to the business in which the Company and its Restricted Subsidiaries were engaged on the Issue Date.

ARTICLE X

REDEMPTION OF NOTES

 SECTION 10.1    Redemption and Repurchase.

        (a)   There shall be no sinking fund for the retirement of the Notes or other mandatory redemption obligation.

        (b)   The Company, at its option, may redeem the Notes in accordance with the provisions of the Notes and this Indenture, including, without limitation, Section 10.8.

        (c)   The Company, at the option of the Holders thereof, shall repurchase the Notes in accordance with the provisions of and at the Change of Control Purchase Price or the Offered Price, as the case may be, set forth in the Notes and in accordance with the provisions of this Indenture, including, without limitation, Sections 9.15 and 9.16.

 SECTION 10.2    Election to Redeem; Notice to Trustee.

        The election of the Company to redeem any Notes shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company, the Company shall, at least 30 days prior to the Redemption Date fixed by the Company, furnish to the Trustee an Officers' Certificate setting forth such Redemption Date, the Redemption Price and, if less than all the Notes are to be redeemed, the principal amount of Notes to be redeemed and shall deliver to the Trustee such documentation and records as shall enable the Trustee to select the Notes to be redeemed pursuant to Section 10.3. Any election to redeem Notes shall be revocable until the Company gives a notice of redemption pursuant to Section 10.4 to the Holders of Notes to be redeemed.

 SECTION 10.3    Selection by Trustee of Notes to Be Redeemed.

        If less than all the Notes are to be redeemed, the particular Notes to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Notes not previously called for redemption, pro rata, by lot or by any other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions of the principal of Notes; provided, however, that any such partial redemption shall be in integral multiples of $1,000.

        The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

        For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.

 SECTION 10.4    Notice of Redemption.

        Notice of redemption shall be given in the manner provided for in Section 13.5 not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed.

        All notices of redemption shall identify the Notes to be redeemed (including CUSIP number) and shall state:

        (a)   the Redemption Date;

        (b)   the Redemption Price;

        (c)   if less than all Outstanding Notes are to be redeemed, the identification (and, in the case of a partial redemption of any series, the principal amounts) of the particular Notes to be redeemed;

        (d)   that on the Redemption Date the Redemption Price (together with accrued interest to the Redemption Date payable as provided in Section 10.6) will become due and payable upon each such Note, or the portion thereof, to be redeemed, and that, unless the Company shall default in the payment of the Redemption Price and any applicable accrued interest, interest thereon will cease to accrue on and after said date; and

        (e)   the place or places where such Notes are to be surrendered for payment of the Redemption Price.

        Notice of redemption of Notes to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. Notice, if given in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such notice or any defect therein to the Holder of any Note shall not affect the validity of any proceedings for the redemption of any other Note.

 SECTION 10.5    Deposit of Redemption Price.

        On or before 11:00 A.M., New York City time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 9.3) an amount of money sufficient to pay the Redemption Price of, and accrued and unpaid interest on, all the Notes which are to be redeemed on such Redemption Date.

 SECTION 10.6    Securities Payable on Redemption Date.

        Notice of redemption having been given as aforesaid, the Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified (together with accrued and unpaid interest to the Redemption Date), and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued and unpaid interest) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with said notice, such Note shall be paid by the Company at the Redemption Price, together with accrued and unpaid interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Notes, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.11.

        If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate borne by the Note.

 SECTION 10.7    Notes Redeemed in Part.

        Any Note which is to be redeemed only in part shall be surrendered at the office or agency of the Company maintained for such purpose pursuant to Section 9.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal amount of the Note so surrendered.

 SECTION 10.8    Optional Redemption; Optional Redemption Upon Equity Offerings.

        (a)   Optional Redemption. The Notes are redeemable, at the option of the Company, in whole at any time or in part from time to time, on and after May 15, 2007, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest and liquidated damages thereon, if any, to the Redemption Date:

Year	Percentage
2007	103.625%
2008	101.813%
2009 and thereafter	100.000%

        (b)    Optional Redemption Upon Equity Offerings.    At any time, or from time to time, on or prior to May 15, 2006, we may, at our option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem the Notes (which includes Add-On Notes, if any) at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed on the date of redemption plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes (which includes Add-On Notes, if any) remains outstanding immediately after any redemption. To effect the foregoing redemption with the proceeds of any Equity Offering, the redemption must be completed not more than 180 days after the consummation of any such Equity Offering.

        As used in the preceding paragraph, "Equity Offering" means an underwritten public offering of Qualified Capital Stock of Holdings or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act or any private placement of Qualified Capital Stock of Holdings or the Company (other than to any person who, prior to the private placement, was an Affiliate of Holdings or the Company and other than any private placement of Qualified Capital Stock of the Company to Holdings if in connection therewith Holdings incurs Indebtedness to finance the purchase price of such Qualified Capital Stock); provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of the Equity Offering necessary to pay the aggregate redemption price of the Notes to be redeemed pursuant to the preceding paragraph.

        Any redemption pursuant to this Section 10.8 shall be made, to the extent applicable, pursuant to the provisions of Sections 10.2 through 10.7 hereof.

ARTICLE XI

DEFEASANCE AND COVENANT DEFEASANCE

 SECTION 11.1    Company's Option to Effect Defeasance or Covenant Defeasance.

        The Company may, at its option, at any time, elect to have either Section 11.2 or Section 11.3 hereof be applied to all Outstanding Notes upon compliance with the conditions set forth below in this Article XI.

 SECTION 11.2    Defeasance and Discharge.

        Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.2, the Company shall be deemed to have been discharged from its obligations with respect to all Outstanding Notes on the date the conditions set forth in Section 11.4 hereof are satisfied (hereinafter, "legal defeasance"). For this purpose, such legal defeasance means that the Company and the Guarantors shall be deemed (a) to have paid and discharged their respective obligations under the Outstanding Notes; provided, however, that the Notes shall continue to be deemed to be "Outstanding" for purposes of Section 11.5 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) below, and (b) to have satisfied all their other obligations under such Notes and this Indenture (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of Outstanding Notes to receive, solely from the trust fund described in Section 11.4 hereof and as more fully set forth in such Section, payments in respect of the principal of (and premium and liquidated damages, if any, on) and interest on such Notes when such payments are due (or at such time as the Notes would be subject to redemption at the option of the Company in accordance with this Indenture), (ii) the respective obligations of the Company and any Guarantors under Sections 2.3, 2.5, 2.6, 2.7, 2.9, 2.10, 4.8, 4.14, 5.6, 5.9, 5.10, 9.1, 9.2, 9.3 and 9.4 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith, and (iv) the obligations of the Company and any Guarantors under this Article XI. Subject to compliance with this Article XI, the Company may exercise its option under this Section 11.2 notwithstanding the prior exercise of its option under Section 11.3 hereof.

 SECTION 11.3    Covenant Defeasance.

        Upon the Company's exercise under Section 11.1 hereof of the option applicable to this Section 11.3, (i) the Company shall be released from its obligations under any covenant contained in Article VII and in Sections 9.4 through 9.20 hereof, and (ii) the Guarantors shall be released from their obligations under Article XIV, in both cases on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Notes shall thereafter be deemed not to be "Outstanding" for the purposes of any direction, waiver, consent, declaration or other Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Sections 4.1(c), 4.1(d) or 4.1(e) hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

 SECTION 11.4    Conditions to Defeasance or Covenant Defeasance.

        The following shall be the conditions to application of either Section 11.2 or Section 11.3 hereof to the Outstanding Notes:

        (a)   The Company or any Guarantor shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 5.7 hereof who shall agree to comply with the provisions of this Article XI applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Notes, (i) cash in U.S. Dollars in an amount, or (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of (and premium, if any, on) and interest on the Outstanding Notes on the Stated Maturity (or Redemption Date, if applicable) of such principal (and premium, if any) or installment of interest; provided that the Trustee shall have been irrevocably instructed in writing by the Company to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Notes.

Before such a deposit, the Company may give to the Trustee, in accordance with Section 10.2 hereof, a notice of its election to redeem all of the Outstanding Notes at a future date in accordance with Article X hereof, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

        (b)   No Default or Event of Default with respect to the Notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (a) above) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit.

        (c)   Such legal defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest under this Indenture or the Trust Indenture Act with respect to any securities of the Company.

        (d)   Such legal defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound, as evidenced to the Trustee in an Officers' Certificate delivered to the Trustee concurrently with such deposit.

        (e)   In the case of an election under Section 11.2 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (ii) since the date of this Indenture there has been a change in the applicable federal income tax laws and, as a result of such ruling or change in applicable federal income tax laws, as the case may be, the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred (it being understood that the Trustee shall be under no obligation to investigate the basis of correctness of such ruling).

        (f)    In the case of an election under Section 11.3 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

        (g)   The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the legal defeasance under Section 11.2 hereof or the covenant defeasance under Section 11.3 (as the case may be) have been complied with.

        (h)   the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others.

        (i)    the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

        Notwithstanding the foregoing, the Opinion of Counsel required by clause (e) above with respect to a legal defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

 SECTION 11.5    Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

        Subject to the provisions of the last paragraph of Section 9.3 hereof, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.5, the "Trustee") pursuant to Section 11.4 hereof in respect of the Outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Governmental Obligations deposited pursuant to Section 11.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

        Anything in this Article XI to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 11.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent legal defeasance or covenant defeasance, as applicable, in accordance with this Article.

 SECTION 11.6    Reinstatement.

        If the Trustee or any Paying Agent is unable to apply any money in accordance with Section 11.5 hereof by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's and the Guarantors' obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.2 or 11.3 hereof, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.5 hereof; provided, however, that if the Company or any Guarantor makes any payment of principal of (or premium, if any, on) or interest on any Note following the reinstatement of its obligations, the Company or such Guarantor shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent."

ARTICLE XII

CONVERSION

 SECTION 12.1    No Conversion.

        The Notes shall not be convertible into any other securities.

ARTICLE XIII

MISCELLANEOUS

 SECTION 13.1    Compliance Certificates and Opinions.

        Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act or this Indenture. Each such certificate and each such opinion shall be in the form of an Officers' Certificate or an Opinion of Counsel, as applicable, and shall comply with the requirements of this Indenture.

        Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (i)  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

           (ii)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (iii)  a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (iv)  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

        The certificates and opinions provided pursuant to this Section 13.1 and the statements required by this Section 13.1 shall comply in all respects with TIA Sections 314(c) and (e).

 SECTION 13.2    Form of Documents Delivered to Trustee.

        In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

        Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such Opinion of Counsel may be based, insofar as it relates to factual matters, upon an Officers' Certificate of an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate with respect to such matters is erroneous.

        Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

 SECTION 13.3    Acts of Holders.

        (a)   Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

        (b)   The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

        (c)   The ownership, principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Security Register.

        (d)   If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding TIA Section 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

        (e)   Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

 SECTION 13.4    Notices, etc. to Trustee and Company.

        Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

            (i)  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to the Trustee at its Corporate Trust Office; or

           (ii)  the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and delivered in person or mailed by certified or registered mail (return receipt requested) to the Company addressed to it at the Company's principal office located at 4444 Brittmoore Road, Houston, Texas 77041, or at any other address otherwise furnished in writing to the Trustee by the Company.

 SECTION 13.5    Notice to Holders; Waiver.

        Where this Indenture provides for notice of any event to Holders by the Company or the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice mailed to a Holder in the manner herein prescribed shall be conclusively deemed to have been received by such Holder, whether or not such Holder actually receives such notice. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

        In case by reason of the suspension of or irregularities in regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event to Holders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice for every purpose hereunder.

 SECTION 13.6    Effect of Headings and Table of Contents.

        The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

 SECTION 13.7    Successors and Assigns.

        All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successor.

 SECTION 13.8    Separability Clause.

        In case any provision in this Indenture or in the Securities of any series shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and a Holder shall have no claim therefore against any party hereto.

 SECTION 13.9    Benefits of Indenture.

        Nothing in this Indenture or in the Notes, express or implied, shall give to any Person (other than the parties hereto, any Paying Agent, any Securities Registrar and their successors hereunder and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

 SECTION 13.10    Governing Law; Trust Indenture Act Controls.

        (a)   THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE TRUST INDENTURE ACT IS APPLICABLE. THE COMPANY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES, AND THE COMPANY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED BY ANY SUCH COURT.

        (b)   Whether prior to or following the qualification of this Indenture under the Trust Indenture Act, if and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of Section 318(c) of the Trust Indenture Act upon an indenture qualified under the TIA, such imposed duties shall control.

 SECTION 13.11    Legal Holidays.

        In any case where any Interest Payment Date, Redemption Date, or Stated Maturity or Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal (and premium, if any) need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity or Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Stated Maturity or Maturity, as the case may be.

 SECTION 13.12    No Recourse Against Others.

        A director, officer, employee or stockholder of the Company or any Guarantor shall not have any liability, by reason of his or its status as such director, officer, employee or stockholder, for any obligations of the Company or any Guarantor under the Notes, any Guarantee or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting any Note, waives and releases all such liability to the extent permitted by applicable law.

 SECTION 13.13    Duplicate Originals.

        The parties may sign any number of copies or counterparts of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

 SECTION 13.14    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

ARTICLE XIV

GUARANTEES

 SECTION 14.1    Unconditional Guarantee.

        Each Restricted Subsidiary that hereafter becomes a Guarantor shall unconditionally, jointly and severally, guarantee (each such guarantee to be referred to herein as a "Guarantee," with all such guarantees being referred to herein as the "Guarantees") to each Holder of Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, the full and prompt performance of the Company's obligations under this Indenture and the Notes and that:

        (a)   the principal of (or premium, if any, on) and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, to the extent lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

        (b)   in case of any extension of time of payment or renewal of any Notes or of any such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise;

subject, however, in the case of clauses (a) and (b) above, to the limitations set forth in Section 14.4 hereof.

        Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. The obligations of each Guarantor hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor shall waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and shall covenant that its Guarantee will not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in the Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee or such Holder, the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. No Guarantor shall be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed by the Guarantee until payment in full of all obligations guaranteed thereby. Each Guarantor shall further agree that, as between each Guarantor, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed by the Guarantee may be accelerated as provided in Article IV hereof for the purposes of the Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed by the Guarantee, and (ii) in the event of any acceleration of such obligations as provided in Article IV hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of the Guarantee.

 SECTION 14.2    Guarantors May Consolidate, etc. on Certain Terms.

        (a)   Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor or shall prevent any sale or conveyance of the assets of a Guarantor as an entirety or substantially as an entirety, to the Company or another Guarantor.

        (b)   Except as set forth in Articles VII and IX hereof, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into a Person or Persons other than the Company or a Guarantor (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which a Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the Properties of a Guarantor as an entirety or substantially as an entirety, to a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that, subject to Sections 14.2(a) and 14.3 hereof, (A) immediately after such transaction, and giving effect thereto, no Default or Event of Default shall have occurred as a result of such transaction and be continuing, (B) such transaction shall not violate any of the covenants in Sections 9.1 through 9.20 hereof, (C) each Guarantor shall covenant and agree that, upon any such consolidation or merger, such Guarantor's Guarantee set forth in this Article XIV, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving Person in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by such Person formed by such consolidation, or into which the Guarantor shall have merged (except to the extent the following Section 14.3 would result in the release of such Guarantee in which case such surviving Person does not have to execute any such supplemental indenture), and (D) the Company will, at the time of that transaction after giving pro forma effect thereto as if the transaction had occurred at the beginning of the four quarter reference period, be permitted to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to the first paragraph of Section 9.14. In the case of any such consolidation or merger, and upon the assumption by the successor Person, by supplemental indenture executed and delivered to the Trustee and satisfactory in form to the Trustee of the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor.

 SECTION 14.3    Release of a Guarantor.

        The Guarantee of any Restricted Subsidiary may be released upon the terms and subject to the conditions set forth in Sections 9.12(b), 11.2 and 11.3 hereof. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with the provisions of this Indenture shall be released from all of its Guarantee and related obligations set forth in this Indenture for so long as it remains an Unrestricted Subsidiary. The Trustee shall deliver an appropriate instrument evidencing such release upon receipt of a Company Request accompanied by an Officers' Certificate and an Opinion of Counsel certifying that such sale or other disposition was made by the Company in accordance with the provisions of this Indenture. Any Guarantor not so released remains liable for the full amount of principal of (and premium, if any, on) and interest on the Notes as provided in this Article XIV.

 SECTION 14.4    Limitation of Guarantor's Liability.

        Each Guarantor shall confirm, and by its acceptance hereof each Holder hereby confirms, that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders hereby irrevocably agree, and each Guarantor shall irrevocably agree, that the obligations of each

Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to Section 14.5 hereof, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. This Section 14.4 is for the benefit of the creditors of each Guarantor.

 SECTION 14.5    Contribution.

        In order to provide for just and equitable contribution among the Guarantors, the Guarantors shall agree, inter se, that in the event any payment or distribution is made by any Guarantor (a "Funding Guarantor") under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Guarantor (if any) in a pro rata amount based on the Adjusted Net Assets of each Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Company's obligations with respect to the Notes or any other Guarantor's obligations with respect to its Guarantee.

 SECTION 14.6    Execution and Delivery of Evidence of Guarantee.

        To evidence the Guarantee set forth in Section 14.1 hereof, the Company shall cause this Indenture or a supplemental indenture to be executed on behalf of each Guarantor by its President or one of its Vice Presidents.

 SECTION 14.7    Severability.

        In case any provision of the Guarantee shall be invalid, illegal or unenforceable, that portion of such provision that is not invalid, illegal or unenforceable shall remain in effect, and the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

 SECTION 14.8    Payment.

        For purposes of this Article XIV, a payment with respect to any Guarantee or with respect to principal of or interest on any Note or any Guarantee shall include, without limitation, payment of principal of and interest on any Note, any depositing of funds under Article III, IV or XI hereof, any payment on account of any repurchase or redemption of any Note and any payment or recovery on any claim (whether for rescission or damages and whether based on contract, tort, duty imposed by law, or any other theory of liability) relating to or arising out of the offer, sale or purchase of any Note.

        IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ISSUER:
UNIVERSAL COMPRESSION, INC., a Texas corporation
By:	/s/ J. MICHAEL ANDERSON Chief Financial Officer and Senior Vice President
TRUSTEE:
THE BANK OF NEW YORK, as Trustee
By:	/s/ JOHN GUILIANO Vice President

RULE 144A/REGULATION S APPENDIX

PROVISIONS RELATING TO INITIAL NOTES,
PRIVATE EXCHANGE NOTES
AND EXCHANGE NOTES

        1.    Definitions

        1.1    Definitions

        For the purposes of this Appendix the following terms shall have the meanings indicated below:

        "Depository" means The Depository Trust Company, its nominees and their respective successors.

        "Exchange Notes" means (1) the 7 1/4% Senior Subordinated Notes due 2010 issued pursuant to the Indenture in connection with the Registered Exchange Offer pursuant to a Registration Rights Agreement and (2) Add-On Notes, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

        "Initial Purchasers" means (1) with respect to the Initial Notes issued on the Issue Date, Lehman Brothers Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, Wachovia Securities, Inc., and (2) with respect to each issuance of Add-On Notes, the Persons purchasing such Add-On Notes under the related Purchase Agreement.

        "Initial Notes" means (1) $175 million aggregate principal amount of 7 1/4% Senior Notes due 2010 issued on the Issue Date and (2) Add-On Notes, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

        "Notes" means the Initial Notes, the Exchange Notes and the Private Exchange Notes, treated as a single class.

        "Private Exchange" means the offer by the Company, pursuant to a Registration Rights Agreement, to the Initial Purchasers to issue and deliver to each Initial Purchaser, in exchange for the Initial Notes held by the Initial Purchaser as part of its initial distribution, a like aggregate principal amount of Private Exchange Notes.

        "Private Exchange Notes" means any 7 1/4% Senior Notes due 2010 issued in connection with a Private Exchange.

        "Purchase Agreement" means (1) with respect to the Initial Notes issued on the Issue Date, the Purchase Agreement dated May 21, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Add-On Notes, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Add-On Notes.

        "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

        "Registered Exchange Offer" means the offer by the Company, pursuant to a Registration Rights Agreement, to certain Holders of Initial Notes, to issue and deliver to such Holders, in exchange for the Initial Notes, a like aggregate principal amount of Exchange Notes registered under the Securities Act.

        "Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated May 27, 2003, among the Company and the Initial Purchasers, and (2) with respect to each issuance of Add-On Notes issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Add-On Notes under the related Purchase Agreement.

        "Securities Act" means the Securities Act of 1933, as amended, and any successor statute.

        "Securities Custodian" means the custodian with respect to a Global Note (as appointed by the Depository), or any successor Person thereto and shall initially be the Trustee.

        "Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Notes or Private Exchange Notes pursuant to a Registration Rights Agreement.

App. 1

        "Transfer Restricted Notes" means Notes that bear or are required to bear the legend set forth in Section 2.3(b) hereto.

        1.2    Other Definitions

Term	Defined in Section:
"Agent Members"	2.1(b	)
"Global Note"	2.1(a	)
"Regulation S"	2.1(a	)
"Restricted Global Note"	2.1(a	)
"Rule 144A"	2.1(a	)

        2.    The Notes.

        2.1    (a) Form and Dating.    Initial Notes offered and sold to a QIB in reliance on Rule 144A under the Securities Act ("Rule 144A") or in reliance on Regulation S under the Securities Act ("Regulation S"), in each case as provided in a Purchase Agreement, and Private Exchange Notes, as provided in a Registration Rights Agreement, shall be issued initially in the form of one or more permanent global Notes in definitive, fully registered form without interest coupons with the global securities legend and restricted securities legend set forth in Exhibit 1 hereto (each, a "Restricted Global Note"), which shall be deposited on behalf of the purchasers of the Initial Notes represented thereby with the Trustee, at its principal corporate trust office, as custodian for the Depository (or with such other custodian as the Depository may direct), and registered in the name of the Depository or a nominee of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee as hereinafter provided. Exchange Notes shall be issued in global form (with the global securities legend set forth in Exhibit 1 hereto) or in certificated form at the option of the Holders thereof from time to time. Exchange Notes issued in global form and Restricted Global Notes are sometimes referred to in this Appendix as "Global Notes."

        (b)    Book-Entry Provisions.    This Section 2.1(b) shall apply only to a Global Note deposited with or on behalf of the Depository.

        The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depository for such Global Note or Global Notes or the nominee of such Depository and (b) shall be delivered by the Trustee to such Depository or pursuant to such Depository's instructions or held by the Trustee as custodian for the Depository.

        Members of, or participants in, the Depository ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depository as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

        (c)    Certificated Notes.    Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Notes shall not be entitled to receive physical delivery of certificated Notes.

        2.2    Authentication.    The Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of $175 million 7 1/4% Senior Notes due 2010, (2) from time to time after the Issue Date, any Add-On Notes for an original issue in an aggregate principal amount specified in the written order of the Company pursuant to Section 2.2 of the Indenture and (3) Exchange Notes or Private Exchange Notes for issue only in a Registered Exchange Offer or a Private Exchange, respectively, pursuant to a Registration Rights

App. 2

Agreement, for a like principal amount of Initial Notes, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated and, in the case of any issuance of Add-On Notes pursuant to Section 2.13 of the Indenture, shall certify that such issuance is in compliance with Section 9.14 of the Indenture.

        2.3    Transfer and Exchange.

        (a)    Transfer and Exchange of Global Notes.    (i) The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depository, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depository therefor. A transferor of a beneficial interest in a Global Note shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Note. The Registrar shall, in accordance with such instructions instruct the Depository to credit to the account of the Person specified in such instructions a beneficial interest in the Global Note and to debit the account of the Person making the transfer the beneficial interest in the Global Note being transferred.

           (ii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Note may not be transferred as a whole except by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository.

          (iii)  In the event that a Restricted Global Note is exchanged for Notes in certificated registered form pursuant to Section 2.4 of this Appendix, prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Notes, such Notes may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 (including the certification requirements set forth on the reverse of the Initial Notes intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

        (b)    Legend.

            (i)  Except as permitted by the following paragraphs (ii), (iii) and (iv), until the expiration of the applicable holding period with respect to the Notes set forth in Rule 144(k) of the Securities Act, each Note certificate evidencing the Restricted Global Notes (and all Notes issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

    THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

           (ii)  Upon any sale or transfer of a Transfer Restricted Note (including any Transfer Restricted Note represented by a Restricted Global Note) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Note for a certificated Note that does not

App. 3

  bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Note, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Note).

          (iii)  After a transfer of any Initial Notes or Private Exchange Notes pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Notes or Private Exchange Notes, as the case may be, all requirements pertaining to legends on such Initial Note or such Private Exchange Note will cease to apply, the requirements requiring any such Initial Note or such Private Exchange Note issued to certain Holders be issued in global form will cease to apply, and a certificated Initial Note or Private Exchange Note or an Initial Note or Private Exchange Note in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Notes or Private Exchange Notes upon exchange of such transferring Holder's certificated Initial Note or Private Exchange Note or directions to transfer such Holder's interest in the Global Note, as applicable.

          (iv)  Upon the consummation of a Registered Exchange Offer with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Exchange Notes in certificated or global form will be available to Holders that exchange such Initial Notes in such Registered Exchange Offer.

           (v)  Upon the consummation of a Private Exchange with respect to the Initial Notes, all requirements pertaining to such Initial Notes that Initial Notes issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Notes that do not exchange their Initial Notes, and Private Exchange Notes in global form with the global securities legend and the Restricted Notes Legend set forth in Exhibit 1 hereto will be available to Holders that exchange such Initial Notes in such Private Exchange.

        (c)    Cancellation or Adjustment of Global Note.    At such time as all beneficial interests in a Global Note have either been exchanged for certificated Notes, redeemed, purchased or canceled, such Global Note shall be returned to the Depository for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for certificated Notes, redeemed, purchased or canceled, the principal amount of Notes represented by such Global Note shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Notes Custodian for such Global Note) with respect to such Global Note, by the Trustee or the Notes Custodian, to reflect such reduction.

        (d)    Obligations with Respect to Transfers and Exchanges of Notes.

            (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Notes and Global Notes at the Registrar's or co-registrar's request.

           (ii)  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 8.6, 9.15 and 10.7 of the Indenture).

          (iii)  The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Note for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Notes or 15 Business Days before an interest payment date.

          (iv)  Prior to the due presentation for registration of transfer of any Note, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

           (v)  All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

App. 4

        (e)    No Obligation of the Trustee.

            (i)  The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in, the Depository or other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes shall be given or made only to or upon the order of the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

           (ii)  The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.4    Certificated Notes.

        (a)   A Restricted Global Note deposited with the Depository or with the Trustee as custodian for the Depository pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Notes in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, only if such transfer complies with Section 2.3 and (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Restricted Global Note or if at any time such Depository ceases to be a "clearing agency" registered under the Exchange Act and, in either case, a successor depositary is not appointed by the Company within 90 days of such notice, (ii) an Event of Default has occurred and is continuing and the Depository requests the Trustee or the Company that certificated Notes be issued or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Notes under this Indenture.

        (b)   Any Restricted Global Note that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depository to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Note, an equal aggregate principal amount of certificated Initial Notes of authorized denominations. Any portion of a Restricted Global Note transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depository shall direct. Any certificated Initial Note or Private Exchange Note delivered in exchange for an interest in the Restricted Global Note shall, except as otherwise provided by Section 2.3(b), bear the restricted securities legend set forth in Exhibit 1 hereto.

        (c)   Subject to the provisions of Section 2.4(b), the registered Holder of a Global Note shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

        (d)   In the event of the occurrence of any of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form without interest coupons.

App. 5

EXHIBIT 1
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF INITIAL NOTE]

[Global Note Legend]

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Restricted Securities Legend]

        THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (B) IN ACCORDANCE WITH ALL APPLICABLE BLUE SKY LAWS OF THE STATES OF THE UNITED STATES.

No.	CUSIP No.
ISIN No.
$

7 1/4% Senior Notes due 2010

        Universal Compression, Inc., a Texas corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of            Dollars on May 15, 2010.

  Interest Payment Dates: May 15 and November 15

  Record Dates: May 1 and November 1

  Additional provisions of this Note are set forth on the other side of this Note.

        IN WITNESS WHEREOF, Universal Compression, Inc. caused this instrument to be duly executed.

UNIVERSAL COMPRESSION, INC.
by	Name: Title:

Dated:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK
as Trustee, certifies that this is one of the Notes referred to in the Indenture.
by	Authorized Signatory

[FORM OF REVERSE SIDE OF INITIAL NOTE]

7 1/4% Senior Note due 2010

        1.    Interest

        Universal Compression, Inc., a Texas corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, liquidated damages by way of additional interest will accrue on this Note at a rate equal to $.05 per week per $1,000 principal amount of Notes (increasing by an additional $.05 per week per $1,000 principal amount of Note with respect to each subsequent 90-day period that occurs after the date on which such Registration default occurs up to a maximum additional interest rate of $.50 per week per $1,000 principal amount of Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 27, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        2.    Method of Payment

        The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note held by any Holder owning Notes in the principal amount of $500,000 or more will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

        3.    Paying Agent and Registrar

        Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

        4.    Indenture

        The Company issued the Notes under an Indenture dated as of May 27, 2003 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

        The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 9.14 of the Indenture, to issue Add-On Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Add-On Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee of indebtedness by subsidiaries; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries. These covenants are subject to important exceptions and qualifications as provided in the Indenture.

        5.    Optional Redemption and Repurchase

        Optional Redemption.    The Notes are redeemable, at the option of the Company, in whole at any time or in part from time to time, on and after May 15, 2007, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest and liquidated damages thereon, if any, to the Redemption Date:

Year	Percentage
2007	103.625%
2008	101.813%
2009 and thereafter	100.000%

        Optional Redemption Upon Equity Offerings.    At any time, or from time to time, on or prior to May 15, 2006, we may, at our option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem the Notes (which includes Add-On Notes, if any) at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed on the date of redemption plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes (which includes Add-On Notes, if any) remains outstanding immediately after any redemption. To effect the foregoing redemption with the proceeds of any Equity Offering, the redemption must be completed not more than 180 days after the consummation of any such Equity Offering.

        As used in the preceding paragraph, "Equity Offering" means an underwritten public offering of Qualified Capital Stock of Universal Compression Holdings, Inc. ("Holdings") or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act or any private placement of Qualified Capital Stock of Holdings or the Company (other than to any person who, prior to the private placement, was an Affiliate of Holdings or the Company and other than any private placement of Qualified Capital Stock of the Company to Holdings if in connection therewith Holdings incurs Indebtedness to finance the purchase price of such Qualified Capital Stock); provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of the Equity Offering necessary to pay the aggregate redemption price of the Notes to be redeemed pursuant to the preceding paragraph.

        Any redemption pursuant to Section 10.8 of the Indenture shall be made, to the extent applicable, pursuant to the provisions of Sections 10.2 through 10.7 of the Indenture.

        In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on a Business Day selected by the Company no earlier than 30 days nor later than 45 days after the date the notice of a Change of Control is mailed, at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest to the Change of Control Payment Date. The Holder shall have the right to withdraw any Change of Control Purchase election (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the third Business Day next preceding the Change of Control Payment Date by delivering a written notice of withdrawal to the Company in accordance with the terms of the Indenture.

        In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Notes do not have the benefit of any sinking fund obligations.

        6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent by 11:00 A.M., New York City time, on the Redemption Date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption.

        7.    Denominations; Transfer; Exchange

        The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an Interest Payment Date.

        8.    Persons Deemed Owners

        The registered Holder of this Note may be treated as the owner of it for all purposes.

        9.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

        10.    Discharge and Defeasance

        Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or a Guarantor deposits with the Trustee money or U.S. Government Obligations for the payment of principal of (and premium, if any, on) and interest on the Outstanding Notes to redemption or Stated Maturity, as the case may be.

        11.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors, if any, and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VII of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add or release any Guarantors, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to qualify the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder in any material respect.

        12.    Defaults and Remedies

        As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal when due upon Stated Maturity, redemption or otherwise; (b) default for 30 days in payment of interest and liquidated damages, if any, on any of the Notes; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or to make or consummate a Change of Control Offer or Net Proceeds Offer; (d) default for 30 days in the observance or performance of covenants and agreements concerning Change of Control, Limitation on Incurrence of Additional Indebtedness, Limitation on Asset Sales and Limitation on Liens contained in the Indenture; (e) failure for 60 days after notice to comply with any other covenants in the Indenture or the Notes; (f) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount of at least $20,000,000; (g) cessation, or assertion thereof by the Company or any Guarantor, of any Guarantee to be fully effective; (h) certain final judgments against the Company or any Restricted Subsidiary in an aggregate amount of $20,000,000 or more over the coverage in applicable insurance policies which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 consecutive days; and (i) certain events of bankruptcy, insolvency or re-organization of the Company or any of its Significant Subsidiaries.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest and liquidated damages, if any, on all the Notes to be due and payable, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries, the principal amount of the Notes will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded.

        No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Notes, and the offer to the Trustee of reasonable indemnity; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except Default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.

        13.    Trustee Dealings with the Company

        Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

        14.    No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

        15.    Authentication

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

        16.    Abbreviations

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

        17.    CUSIP and ISIN Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        18.    Holders' Compliance with Registration Rights Agreement

        Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

        19.    Guarantors

        Under the circumstances set forth in the Indenture, the Company's payment obligations under the Notes may be jointly and severally guaranteed by existing or future Restricted Subsidiaries of the Company as Guarantors.

        20.    Governing Law

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE ACT IS APPLICABLE.

        The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture or the Registration Rights Agreement. Requests may be made to:

  Universal Compression, Inc.
  4444 Brittmoore Road
  Houston, TX 77041
  Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

  (Print or type assignee's name, address and zip code)

  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
Signature must be guaranteed

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

In connection with any transfer of any of the Notes evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with its terms:

        CHECK ONE BOX BELOW

(1)	☐	in the United States to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act of 1933) pursuant to and in compliance with Rule 144A under the Securities Act of 1933;
(2)	☐	outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933;
(3)	☐	pursuant to an exemption from registration provided by Rule 144 under the Securities Act of 1933; or
(4)	☐	pursuant to an effective registration statement under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (2) or (3) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Notes, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, such as the exemption provided by Rule 144 under such Act.

Signature

TO BE COMPLETED BY PURCHASER IF (1) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
	NOTICE:	To be executed by an executive officer

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OFINCREASES OR DECREASES IN GLOBAL NOTE

        The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in amount of Principal this Global Note	Amount of increase in Principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase)	Signature of authorized officer of Trustee or Securities Custodian

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, check the box:

☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)
Signature Guarantee:

(Signature must be guaranteed)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT A-1
to
RULE 144A/REGULATION S APPENDIX

[FORM OF FACE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE]*/**

*/If the Note is to be issued in global form add the Global Notes Legend from Exhibit 1 to this Appendix and the attachment from such Exhibit 1 captioned "[TO BE ATTACHED TO GLOBAL NOTES]—SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTES".

**/If the Note is a Private Exchange Note issued in a Private Exchange to an Initial Purchaser holding an unsold portion of its initial allotment, add the Restricted Securities Legend from Exhibit 1 to this Appendix and replace the Assignment Form included in this Exhibit A-1 with the Assignment Form included in such Exhibit 1.

No.	CUSIP No.
ISIN No.
$

7 1/4% Senior Note due 2010

        Universal Compression, Inc., a Texas corporation, promises to pay to            , or registered assigns, the principal sum of                        Dollars on May 15, 2010.

        Interest Payment Dates: May 15 and November 15.

        Record Dates: May 1 and November 1.

        Additional provisions of this Note are set forth on the other side of this Note.

        IN WITNESS WHEREOF, Universal Compression, Inc. has caused this instrument to be duly executed.

UNIVERSAL COMPRESSION, INC. by
Name: Title:
Dated:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION
THE BANK OF NEW YORK,
as Trustee, certifies
that this is one of
the Notes referred
to in the Indenture.
by
Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE NOTE
OR PRIVATE EXCHANGE NOTE]

7 1/4% Senior Note due 2010

        1.    Interest.

        Universal Compression, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Note at the rate per annum shown above[; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, liquidated damages by way of additional interest will accrue on this Note at a rate of equal to $.05 per week per $1,000 principal amount of Notes (increasing by an additional $.05 per week per $1,000 principal amount of Notes with respect to each such subsequent 90-day period that occurs after the date on which such Registration Default occurs up to a maximum additional interest rate of $.50 per week per $1,000 principal amount of Notes) from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured.](1) The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2003. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from May 27, 2003. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(1)
Insert if at the date of issuance of the Exchange Note or Private Exchange Note (as the case may be) any Registration Default has occurred with respect to the related Initial Notes during the interest period in which such date of issuance occurs.

        2.    Method of Payment.

        The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 1 or November 1 next preceding the Interest Payment Date even if Notes are canceled after the Regular Record Date and on or before the Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Note (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Note held by any Holder owning Notes in the principal amount of $500,000 or more will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

        3.    Paying Agent and Registrar.

        Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar or co-registrar.

        4.    Indenture.

        The Company issued the Notes under an Indenture dated May 27, 2003 ("Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Act for a statement of those terms.

        The Notes are general unsecured obligations of the Company. The Company shall be entitled, subject to its compliance with Section 9.14 of the Indenture, to issue Add-On Notes pursuant to Section 2.13 of the Indenture. The Initial Notes issued on the Issue Date, any Add-On Notes and all Exchange Notes or Private Exchange Notes issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; pay dividends or distributions on, or redeem or repurchase capital stock; make investments; engage in transactions with affiliates; create liens on assets; transfer or sell assets; guarantee of indebtedness by subsidiaries; restrict dividends or other payments of subsidiaries; and consolidate, merge or transfer all or substantially all of its assets and the assets of its subsidiaries; and engage in business activities unrelated to its current activities. These covenants are subject to important exceptions and qualifications as provided in the Indenture.

        5.    Optional Redemption and Repurchase.

        Optional Redemption.    The Notes are redeemable, at the option of the Company, in whole at any time or in part from time to time, on and after May 15, 2007, upon not less than 30 nor more than 60 days' notice, at the following Redemption Prices (expressed as percentages of the principal amount thereof) if redeemed during the twelve-month period commencing on May 15 of the years set forth below, plus, in each case, accrued and unpaid interest and liquidated damages thereon, if any, to the Redemption Date:

Year	Percentage
2007	103.625%
2008	101.813%
2009 and thereafter	100.000%

        Optional Redemption Upon Equity Offerings.    At any time, or from time to time, on or prior to May 15, 2006, we may, at our option, use the net cash proceeds of one or more Equity Offerings (as defined below) to redeem the Notes (which includes Add-On Notes, if any) at a redemption price equal to 107.250% of the principal amount of the Notes to be redeemed on the date of redemption plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption; provided that at least 65% of the aggregate principal amount of Notes (which includes Add-On Notes, if any) remains outstanding immediately after any redemption. To effect the foregoing redemption with the proceeds of any Equity Offering, the redemption must be completed not more than 180 days after the consummation of any such Equity Offering.

        As used in the preceding paragraph, "Equity Offering" means an underwritten public offering of Qualified Capital Stock of Universal Compression Holdings, Inc. ("Holdings") or the Company pursuant to a registration statement filed with the SEC in accordance with the Securities Act or any private placement of Qualified Capital Stock of Holdings or the Company (other than to any person who, prior to the private placement, was an Affiliate of Holdings or the Company and other than any private placement of Qualified Capital Stock of the Company to Holdings if in connection therewith Holdings incurs Indebtedness to finance the purchase price of such Qualified Capital Stock); provided that, in the event of an Equity Offering by Holdings, Holdings contributes to the capital of the Company the portion of the net cash proceeds of the Equity Offering necessary to pay the aggregate redemption price of the Notes to be redeemed pursuant to the preceding paragraph.

        Any redemption pursuant to Section 10.8 of the Indenture shall be made, to the extent applicable, pursuant to the provisions of Sections 10.2 through 10.7 of the Indenture.

        In the case of any redemption of Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Notes, or one or more Predecessor Notes, of record at the close of business on the relevant Regular Record Date referred to on the face hereof. Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

        At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the Notes held by such Holder on a Business Day selected by the Company no earlier than 30 days nor later than 45 days after the date notice of a Change of

Control is mailed, at a purchase price equal to 101% of the principal amount thereof together with accrued and unpaid interest to the Change of Control Payment Date. The Holder shall have the right to withdraw any Change of Control Purchase election (in whole or in a portion thereof that is $1,000 or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the third Business Day next preceding the Change of Control Payment Date by delivering a written notice of withdrawal to the Company in accordance with the terms of the Indenture.

        In the event of redemption or purchase of this Note in part only, a new Note or Notes for the unredeemed or unpurchased portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

        The Notes do not have the benefit of any sinking fund obligations.

        6.    Notice of Redemption.

        Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notes in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the Redemption Price of and accrued interest on all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent by 11:00 A.M., New York City time, on the Redemption Date and certain other conditions are satisfied, on and after such date interest and liquidated damages, if any, ceases to accrue on such Notes (or such portions thereof) called for redemption.

        7.    Denominations; Transfer; Exchange.

        The Notes are in registered form without coupons in denominations of $1,000 principal amount and whole multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.

        8.    Persons Deemed Owners.

        The registered Holder of this Note may be treated as the owner of it for all purposes.

        9.    Unclaimed Money.

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee or Paying Agent for payment.

        10.    Discharge and Defeasance.

        Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Notes and the Indenture if the Company or a Guarantor deposits with the Trustee money or U.S. Government Obligations for the payment of principal of (and premium, if any, on) and interest on the Outstanding Notes to redemption or Stated Maturity, as the case may be.

        11.    Amendment, Waiver.

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount of the Outstanding Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors, if any, and the Trustee shall be entitled to amend the Indenture to cure any ambiguity, omission, defect or inconsistency, or to comply with Article VII of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add or release Guarantors, or to secure the Notes, or to add additional covenants or surrender rights and powers conferred on the Company, or to qualify the Indenture under the Act, or to make any change that does not adversely affect the rights of any Holder in any material respect.

        12.    Defaults and Remedies

        As set forth in the Indenture, an Event of Default is generally: (a) failure to pay principal when due upon Stated Maturity, redemption or otherwise; (b) default for 30 days in payment of interest and liquidated damages, is any, on any of the Notes; (c) default in the performance of agreements relating to mergers, consolidations and sales of all or substantially all assets or to make or consummate a Change of Control Offer or Net Proceeds Offer; (d) default for 30 days in the observance or performance of covenants and agreements concerning Change of Control, Limitation on Incurrence of Additional Indebtedness, Limitation on Asset Sales and Limitation on Liens contained in the Indenture; (e) failure for 60 days after notice to comply with any other covenants in the Indenture or the Notes; (f) certain payment defaults under, the acceleration prior to the maturity of, and the exercise of certain enforcement rights with respect to, certain Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount of at least $20,000,000; (g) cessation, or assertion thereof by the Company or any Guarantor, of any Guarantee to be fully effective; (h) certain final judgments against the Company or any Restricted Subsidiary in an aggregate amount of $20,000,000 or more over the coverage in applicable insurance policies which remain unsatisfied and either become subject to commencement or enforcement proceedings or remain unstayed for a period of 60 consecutive days; and (i) certain events of bankruptcy, insolvency or re-organization of the Company or any of its Significant Subsidiaries.

        If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Notes may declare the principal amount of and accrued and unpaid interest and liquidated damages, if any, on all the Notes to be due and payable, except that (i) in the case of an Event of Default arising from certain events of bankruptcy, insolvency or reorganization of the Company or any of its Significant Subsidiaries, the principal amount of the Notes will become due and payable immediately without further action or notice and (ii) in the case of an Event of Default which relates to certain payment defaults, acceleration or the exercise of certain enforcement rights with respect to certain Indebtedness, any acceleration of the Notes will be automatically rescinded if any such Indebtedness is repaid or if the default relating to such Indebtedness is cured or waived and if the holders thereof have accelerated such Indebtedness then such holders have rescinded their declaration of acceleration or if in certain circumstances the proceedings or enforcement action with respect to the Indebtedness that is the subject of such Event of Default is terminated or rescinded.

        No Holder may pursue any remedy under the Indenture unless the Trustee shall have failed to act after notice of an Event of Default and written request by Holders of at least 25% in principal amount of the Outstanding Notes, and the offer to the Trustee of reasonable indemnity; however, such provision does not affect the right to sue for enforcement of any overdue payment on a Note by the Holder thereof. Subject to certain limitations, Holders of a majority in principal amount of the Outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except Default in payment of principal, premium or interest) if it determines in good faith that withholding the notice is in the interest of the Holders. The Company is required to file annual reports with the Trustee as to the absence or existence of defaults.

        13.    Trustee Dealings with the Company.

        Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

        14.    No Recourse Against Others.

        A director, officer, employee or stockholder, as such, of the Company or any Guarantor or the Trustee shall not have any liability for any obligations of the Company or any Guarantor under the Notes, any Guarantee or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

        15.    Authentication.

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

        16.    Abbreviations.

        Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

        17.    CUSIP and ISIN Numbers.

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

        [18.    Holders' Compliance with Registration Rights Agreement.(2)

(2)
Insert this provision only if the Note is a Private Exchange Note.

        Each Holder of a Note, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.]

        [19.]    Guarantors.

        Under the circumstances set forth in the Indenture, the Company's payment obligations under the Notes may be jointly and severally guaranteed by existing or future Restricted Subsidiaries of the Company as Guarantors.

        [20.]    Governing Law.

        THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THE ACT IS APPLICABLE.

        The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture [and the Registration Rights Agreement](3). Requests may be made to:

(3)
Insert this provision only if the Note is a Private Exchange Note.

  Universal Compression, Inc.
  4444 Brittmoore Road
  Houston, TX 77041
  Attention: Investor Relations

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

  (Print or type assignee's name, address and zip code)

  (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:
Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:
(Signature must be guaranteed)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

        If you want to elect to have this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, check the box:

☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 9.15 or 9.16 of the Indenture, state the amount in principal amount: $

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note.)
Signature Guarantee:
(Signature must be guaranteed)

        Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B

UNIVERSAL COMPRESSION, INC.

and

the Guarantors named herein

7 1/4% SENIOR NOTES DUE 2010

FORM OF SUPPLEMENTAL INDENTURE

DATED AS OF                        ,

THE BANK OF NEW YORK,

Trustee

        This SUPPLEMENTAL INDENTURE, dated as of                        ,         , is among Universal Compression, Inc., a Texas corporation (the "Company"), each of the parties identified under the caption "Guarantors" on the signature page hereto (the "Guarantors") and The Bank of New York, a New York banking corporation, as Trustee.

RECITALS

        WHEREAS, the Company and the Trustee have entered into an Indenture, dated as of May 27, 2003 (the "Indenture"), pursuant to which the Company has issued its 7 1/4% Senior Notes due 2010 (the "Notes"); and

        WHEREAS, Section 8.2(i) of the Indenture provides that the Company, the Guarantors and the Trustee may amend or supplement the Indenture in order to add any new Guarantor to comply with Section 9.12 thereof, without the consent of the Holders of the Notes; and

        WHEREAS, all acts and things prescribed by the Indenture, by law and by the charter and the bylaws (or comparable constituent documents) of the Company, of the Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

        NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

        SECTION 1.01.    This Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

        SECTION 1.02.    This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.

ARTICLE 2

        From this date, in accordance with Section 9.12 and by executing this Supplemental Indenture, the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article XIV thereunder. Each of such Guarantors waives, and agrees not in any manner whatsoever to claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Guarantor under its Guarantee until such time as the obligations guaranteed thereby are paid in full.

ARTICLE 3

        SECTION 3.01.    Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

        SECTION 3.02.    Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. The recitals contained herein are made by the Company and the Guarantors and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

        SECTION 3.03.    THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS SUPPLEMENTAL INDENTURE.

        SECTION 3.04.    The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

        SECTION 3.05.    The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

        IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

UNIVERSAL COMPRESSION, INC.
By
Name: Title:
[GUARANTORS]
By
Name: Title:
THE BANK OF NEW YORK, as Trustee
By
Name: Title:

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UNIVERSAL COMPRESSION, INC. AND THE BANK OF NEW YORK, Trustee INDENTURE Dated as of May 27, 2003 7 1/4% SENIOR NOTES DUE 2010